This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriters’ obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriters’ obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriters will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Dated:  March 9, 2006

Term Sheet Supplement

MASTR Asset Securitization Trust 2006-1

(Issuing Entity)

Mortgage Asset Securitization Transactions, Inc.

(Depositor/Issuer)

UBS Real Estate Securities Inc.

(Sponsor/Transferor)

Wells Fargo Bank, N.A.
(Master Servicer and Trust Administrator)

Mortgage Pass Through Certificates, Series 2006-1

The issuing entity will issue certificates consisting of both senior and subordinate certificates that represent beneficial ownership interests in a trust.  The certificates are expected to receive monthly distributions of interest and, if applicable, principal, on the 25th day of each month, or if that day is not a business day, on the first business day thereafter, beginning in the calendar month following the closing date.

●

The trust’s main source of funds for making distributions on the certificates will be collections on closed-end, fixed rate loans secured by first mortgages or deeds of trust on residential one- to four- family properties.

●

Credit enhancement of the certificates will be provided by the subordination of certain classes of certificates in respect of the right to receive interest and principal and allocation of losses.

You should consider carefully the risk factors beginning on page S-10 of this free writing prospectus and page 9 in the prospectus.

The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor or any of their affiliates.  No governmental agency or instrumentality will insure the certificates or the collateral securing the certificates.

You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

Neither the SEC nor any state securities commission has approved the offered certificates or determined that this free writing prospectus or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

_________________

We will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Delivery of  the offered certificates is expected to be made in book-entry form through the facilities of The Depository Trust Company to purchasers in March 2006.

UBS Investment Bank                                                   STRH

          (Underwriter)                                                                                            (Underwriter)

For use with base prospectus dated June 2, 2005

TABLE OF CONTENTS

SUMMARY

RISK FACTORS

S-10

Offered Certificates May Not Be Appropriate for Individual Investors

S-10

The Credit Enhancement Features May Be Inadequate to Provide Protection for the

Certificates

S-10

Subordinate Certificates Provide Subordination for All Related Senior Certificates

S-11

Inadequacy of Value of Properties Could Affect Severity of Losses

S-11

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

S-11

There Are Risks Involving Unpredictability of Prepayments and the Effect of Prepayments on

Yields

S-12

The Transferor May Not Be Able to Repurchase or Replace Defective Loans

S-13

There Are Risks in Holding Subordinate Certificates

S-13

Geographic Concentration Could Increase Losses on the Loans

S-13

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Loan

Balance

S-13

High Loan-to-Value Ratios Increase Risk of Loss

S-14

The Rate of Default on Loans That Are Secured by Investor Properties May Be Higher Than

on Other Loans

S-14

Failure of Master Servicer or Servicers to Perform May Adversely Affect Distributions on

Certificates; Potential Conflict of Interest

S-14

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the

Certificates

S-14

Limited Liquidity May Adversely Affect Market Value of the Certificates

S-15

The Ratings on Your Certificates Could Be Reduced or Withdrawn

S-15

The Certificates Are Obligations of the Trust Only

S-15

Rights of Beneficial Owners May Be Limited by Book-Entry System

S-15

Risks Related to the Residual Certificates

S-15

The Return on Your Certificates Could Be Reduced Due to the Application of the

Servicemembers Civil Relief Act

S-16

DEFINED TERMS

S-17

DESCRIPTION OF THE LOANS

S-17

General

S-17

STATIC POOL INFORMATION

S-18

THE ORIGINATORS

S-18

SunTrust Mortgage, Inc.

S-18

UNDERWRITING STANDARDS

S-19

General

S-19

SunTrust Mortgage, Inc.

S-21

THE SPONSOR

S-22

General

S-22

Securitization Program

S-22

THE DEPOSITOR

S-22

THE MASTER SERVICER AND THE SERVICERS

S-23

General

S-23

The Master Servicer

S-23

The Servicers

S-24

AFFILIATES AND RELATED TRANSACTIONS

S-26

DESCRIPTION OF THE OFFERED CERTIFICATES

S-26

General

S-26

Possible Interest Types

S-26

Possible Principal Types

S-27

Book-Entry Certificates

S-29

Physical Certificates

S-29

Allocation of Available Funds

S-30

Interest

S-31

Ratio Stripping

S-32

Principal

S-32

Recoveries

S-33

Allocation of Losses

S-33

Subordination

S-34

Restrictions on Transfer of the Residual Certificates

S-37

Fees and Expenses of the Trust Fund

S-38

Example of Distributions

S-39

Reports to Certificateholders

S-39

PREPAYMENT AND YIELD CONSIDERATIONS

S-41

General

S-41

Prepayments and Defaults

S-41

The Offered Subordinate Certificates

S-43

Sensitivity of the Principal Only Certificates

S-44

Sensitivity of the Interest Only Certificates

S-44

Yield on the Residual Certificates

S-44

THE POOLING AND SERVICING AGREEMENT

S-44

General

S-44

Assignment of the Loans

S-45

Collection and Other Servicing Procedures

S-46

Hazard Insurance

S-48

Realization upon Defaulted Loans

S-49

Servicing and Master Servicing Compensation and Payment of Expenses

S-49

Protected Accounts

S-49

Collection Account and Distribution Account

S-49

Certain Matters Regarding the Master Servicer

S-50

Events of Servicing Termination

S-51

Advances

S-53

Termination

S-53

Voting Rights

S-54

Amendment

S-54

The Trustee

S-55

The Trust Administrator

S-55

FEDERAL INCOME TAX CONSEQUENCES

S-56

General

S-56

Regular Certificates

S-56

Residual Certificates

S-57

REMIC Taxes and Reporting

S-58

STATE AND OTHER TAXES

S-58

ERISA CONSIDERATIONS

S-58

LEGAL INVESTMENT

S-59

RATINGS

S-60

LEGAL PROCEEDINGS

GLOSSARY OF TERMS

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision.  To understand the terms of the offering of the offered certificates, you should read carefully this entire document and the prospectus.

Relevant Parties
Issuing Entity

MASTR Asset Securitization Trust 2006-1.  The trust will be established under a pooling and servicing agreement among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, and one or more of the following:  a master servicer, trust administrator, custodian, and trustee.

Depositor/Issuer

Mortgage Asset Securitization Transactions, Inc., a Delaware corporation.  The depositor’s address is 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000.  See “The Depositor” in this free writing prospectus.

Master Servicer

Wells Fargo Bank, N.A., a national banking association.  The master servicer maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045.  See “The Master Servicer and the Servicers—The Master Servicer” in this free writing prospectus.

Pursuant to the pooling and servicing agreement, the master servicer will be required to monitor the performance of the servicers.  See “The Pooling and Servicing Agreement” in this free writing prospectus.

Servicers

In connection with the transaction, one or more servicers will be appointed with respect to the mortgage loans and pursuant to the applicable servicing agreement.  Pursuant to each of the servicing agreements, each servicer will be required to:

●

perform customary servicing functions with respect to the loans;

●

provide certain reports to the master servicer; and

●

make certain advances.

Transferor/Sponsor	UBS Real Estate Securities Inc. The transferor’s address is 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000. See “The Sponsor” in this free writing prospectus.
Loan Sellers

UBS Real Estate Securities Inc. will have previously acquired the loans certain originators under the transferor’s conduit origination program as described under “Underwriting Standards” in this free writing prospectus and from a variety of mortgage loan originators, loan sellers.

Trust Administrator	Wells Fargo Bank, N.A., a national banking association. See “The Pooling and Servicing Agreement—The Trust Administrator” in this free writing prospectus.
Trustee	Pursuant to the terms of the pooling and servicing agreement, an entity will be appointed to act as trustee on behalf of the certificateholders with respect to the assets of the trust.
Custodian	One or more entities may be appointed as custodians on behalf of the trust and the trustee, responsible for holding the loan documents related to the mortgage loans that are assets of the trust.
Relevant Dates
Cut-Off Date	March 1, 2006.
Closing Date	In March 2006.
Distribution Date	The 25th day of each month or, if that day is not a business day, the next business day, beginning in the calendar month following the Closing Date.
Servicer Remittance Date	For each servicer, generally the 18th day of each month (or, if such day is not a business day, the immediately preceding or immediately following business day, as the case may be).
Interest Accrual Period

For each class of certificates entitled to interest (other than certificates specified as LIBOR certificates), the calendar month immediately prior to the month in which the relevant distribution date occurs.  With respect to any distribution date and the LIBOR certificates, if any, the period from and including the prior distribution date (and in the case of the first distribution date, the 25th day of the preceding calendar month) to and including the day preceding such distribution date.

Offered Certificates

We are offering certain classes of certificates to the public pursuant to an offering registered under the Securities Act of 1933, as amended.  In addition, the issuing entity is issuing certificates that will not be offered to the public pursuant to the registration statement.  Those non-offered certificates may be offered in private transactions that are exempt from the registration requirements of the Securities Act and may include one or more (typically, three) classes of certificates that are subordinate to the offered certificates.  Certain limited information about the non-offered certificates is included in this free writing prospectus to help you better understand the offered certificates.

Interest Distributions

The offered certificates, other than the principal only certificates, will bear interest at the rates per annum set forth or described in the related prospectus supplement.

The actual amount of interest you receive on your certificates on each distribution date will depend on:

●

the amount of interest accrued on your certificates;

●

the total amount of funds available for distribution;

●

the amount of any accrued interest not paid on your certificates on earlier distribution dates; and

●   in the case of the LIBOR certificates, LIBOR.

Interest on the certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months.

Certain classes of offered certificates may be principal only certificates and will not be entitled to distributions in respect of interest.

See “Description of the Offered Certificates” in this free writing prospectus.

Principal Distributions

On each distribution date, one or more classes of the offered certificates will be entitled to distributions of principal.  If the issuing entity issues any interest only certificates, those classes of certificates will not be entitled to distributions of principal.

Related Loan Groups

The certificates may be issued in one or more groups relating to different groups of mortgage loans.  A class or classes of certificates may relate to one or more groups of mortgage loans.  Typically, certificates with a “B” in their class designation will be subordinate certificates that support one or more groups of senior certificates.  Subject to certain cross-overs following the occurrence of delinquencies and losses on the loans, principal on each group of certificates will be paid by the related loan group or groups.

The Mortgage Pools

The trust will be comprised of fixed rate, closed-end loans secured by first priority mortgages or deeds of trust on residential one- to four-family properties with original terms to maturity ranging from 15 years to 30 years and, in some cases, 40 years.

The loans will be divided into one or more segregated loan groups.

Optional Termination

The master servicer may, at its option, purchase all but not less than all of the loans in the trust on any distribution date on or after the first date on which the current aggregate scheduled principal balance of the loans, as of that date of determination, is less than a percentage ranging from 1% to 10% and as set forth in the pooling and servicing agreement of the aggregate scheduled principal balance of the loans as of the cut-off date.

Credit Enhancement

Credit enhancement may reduce the harm caused to holders of certificates by shortfalls in payments collected on the loans.  Credit enhancement can reduce the effect of shortfalls on all classes of offered certificates, or they can allocate shortfalls so they affect some classes before others.

Subordination.  The senior certificates will receive distributions of interest and principal, as applicable, before the subordinate certificates are entitled to receive distributions of interest or principal.  In addition, each class of subordinate certificates will receive distributions of interest and principal prior to any other class of subordinate certificates with a higher alphanumerical class designation.  The subordinate certificates, in reverse order of alphanumerical class designation, will absorb most losses on the loans, other than certain excess losses, prior to other classes of certificates.

In addition, after the date on which the aggregate principal balance of the subordinate certificates has been reduced to zero, other than certain excess loses as described under “Description of the Offered Certificates—Allocation of Losses” in this free writing prospectus, losses allocated to the super senior certificates will be borne by the senior support certificates (in addition to other losses allocated to such class) so long as the principal balance of the senior support certificates is greater than zero.

Shifting of Interests.  Generally, the senior certificates will receive 100% of the principal prepayments received on the loans in the related loan group or loan groups not including the portion of principal prepayments payable to the Class PO certificates, if any, contributing to the related loan group until the fifth anniversary of the first distribution date.  During the next four years, these senior certificates in the aggregate will generally receive a disproportionately large, but decreasing, share of such related principal prepayments.  This will result in a quicker return of principal to such senior certificates and increases the likelihood that holders of such senior certificates will be paid the full amount of principal to which they are entitled.

Cross Collateralization.  In certain limited circumstances, principal and interest collected from loans in a loan group may be used to pay principal or interest, or both, to certain of the senior certificates unrelated to that loan group.

Registration and Denominations of the Certificates

The offered certificates, other than the residual certificates, initially will be issued in book-entry form in the minimum denomination set forth in the prospectus supplement. The residual certificates are expected to be issued in fully registered, certificated form each with a denomination of $50.  No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing that person’s interest in the trust fund, except under limited circumstances.  Beneficial owners may elect to hold their interests through The Depository Trust Company, or DTC.  Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC.

Last Scheduled Distribution Date

The last scheduled distribution dates represent the distribution date occurring in the month following the maturity date of the latest maturing loan in the related loan group.  It is possible that the principal balance or notional amount, as applicable, of these certificates may be fully paid or reduced to zero, as applicable, prior to the related last scheduled distribution date, or may not be fully paid or reduced to zero, as applicable, by the related last scheduled distribution date.

Tax Status

Generally, elections will be made to treat the assets of the trust as multiple separate real estate mortgage investment conduits or REMICs for federal income tax purposes.  The offered certificates, other than the residual certificates, will be treated as debt instruments of a REMIC for federal income tax purposes.  The residual certificates will represent ownership of the residual interests in one or more REMICs.

ERISA Considerations

The offered certificates, other than the residual certificates, may be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) and are subject to certain considerations described in this free writing prospectus.  Sales of the residual certificates to such plans or retirement accounts are prohibited, except as permitted under “ERISA Considerations” in this free writing prospectus.

Legal Investment

The offered certificates rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by such nationally recognized statistical rating organization.  See “Legal Investment” in this free writing prospectus and in the prospectus.

Certificate Ratings

On the closing date, the offered certificates must have ratings from one or more nationally recognized statistical rating organizations.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time.  The ratings do not address the possibility that holders of the offered certificates may suffer a lower than anticipated yield.

See “Ratings” in this free writing prospectus for a discussion of the primary factors on which the ratings are based.

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks that we believe describe the principal factors that make an investment in the certificates speculative or risky.  In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans.  Therefore, you should carefully consider the following risk factors.

Offered Certificates May Not Be Appropriate for Individual Investors

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

●

The amounts you receive on your certificates will depend primarily on the amount of the payments borrowers make on the related loans.  Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect.  In addition, the life of your certificates may be longer or shorter than anticipated.  Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

●

The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments on the related loans.

●

Rapid prepayment rates on the loans are likely to coincide with periods of low prevailing interest rates.  During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates.  Conversely, slow prepayment rates on the loans are likely to coincide with periods of high interest rates.  During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

The certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this free writing prospectus and the prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the factors described below and under “Prepayment and Yield Considerations” in this free writing prospectus.

The Credit Enhancement Features May Be Inadequate to Provide Protection for the Certificates

A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently.  This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this free writing prospectus is not enough to protect your certificates from these losses.

The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the senior certificates, and to a limited extent, the holders of the subordinate certificates, will receive regular payments of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the loans.  If delinquencies or defaults occur on the loans, none of the related servicer, the master servicer, the trust administrator or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted loans if the advances are not likely to be recovered.

As described in “Description of the Offered Certificates—Allocation of Losses” in this free writing prospectus, certain losses on any loan will be allocated first to the subordinate certificates, in inverse order of priority.  Losses may be severe enough, however, to reduce the aggregate principal balance of the subordinate certificates to zero.  If this occurs, the senior certificates of the related certificate group may bear a portion of the losses thereafter as described in this free writing prospectus.  See “Description of the Offered Certificates—Allocation of Losses” in this free writing prospectus.

In addition, certain types of losses with respect to loans will be borne solely by the related subordinate certificates up to certain stated levels described in the related prospectus supplement, based on rating agency rating criteria.  Any such losses exceeding these levels will generally be borne pro rata by (i) the senior certificates of the related certificate group and (ii) the related subordinate certificates, after a specified amount of these losses are borne solely by those subordinate certificates.  The method of allocating these losses is described in this free writing prospectus under “Description of the Offered Certificates—Allocation of Losses.”

If losses occur as a result of defaults and delinquent payments on the loans, you may suffer losses and if the protection afforded by the credit enhancement is insufficient, you could experience a loss on your investment.

Subordinate Certificates Provide Subordination for All Related Senior Certificates

Because the subordinate certificates provide credit support for all the related senior certificates, the protection provided to any class of senior certificates by the subordinate certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the loans in the loan group related to one or more of the classes of senior certificates. Therefore, losses on the loans in the other loan groups will reduce the subordination provided by the subordinate certificates to the senior certificates related to the other loan groups and increase the likelihood that losses may be allocated to these senior certificates. See “Description of the Certificates—Allocation of Losses” in this free writing prospectus.

Losses on the loans in each loan group, up to a limited amount, resulting from special hazards, mortgagor fraud and mortgagor bankruptcy will be allocated solely to the related subordinate certificates, up to a specified coverage amount.  Since the subordinate certificates provide subordination for all of the related senior certificates, in the event loans in one or more of the related loan groups suffer a high level of these losses, the available coverage for these losses for such senior certificates will be reduced.  In the event loans in a contributing to one or more of the loan groups suffer these losses after the available coverage has been exhausted, those losses above the coverage will be allocated as described under “Description of the Offered Certificates—Allocation of Losses” in this free writing prospectus.

Under certain circumstances, loan payments derived from one or more of the loan groups otherwise payable to the subordinate certificates will be paid to the senior certificates related to the loan groups as described under “Description of the Certificates—Subordination—Cross-Collateralization” in this free writing prospectus.

Inadequacy of Value of Properties Could Affect Severity of Losses

Assuming that the properties provide adequate security for the loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans.  We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans.  Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the loans and thereby reduce the security for the loans.  As a result, the risk that you will suffer losses could increase.  If any of the properties fail to provide adequate security for the related loan, you may experience a loss.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans.  As a consequence, borrowers who have defaulted on their loans and have sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans.  As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

There Are Risks Involving Unpredictability of Prepayments and the Effect of Prepayments on Yields

Certain of the borrowers may generally prepay their loans in whole or in part at any time without penalty.  We cannot predict the rate at which borrowers will repay their loans.  A prepayment of a loan generally will result in more rapid payments on the related certificates.

●

If you purchase a certificate at a discount or a principal only certificate (other than a Class PO Certificate) and principal payments on the related loans occur more slowly than you anticipate, or if you purchase a Class PO certificate and principal payments on loans having a net mortgage rate below the related required coupon, occur more slowly than you anticipate, then, in each case, your yield may be lower than you anticipate.

●

If you purchase a certificate at a premium or if you purchase an interest only certificate and principal payments on the related loans occur faster than you anticipate, then your yield may be lower than you anticipate and you could fail to fully recover your initial investment.

●

The LIBOR certificates, other than inverse interest only certificates, will receive interest at a rate that varies inversely with changes in LIBOR, subject to a minimum and a maximum pass-through rate.  If you purchase such a class of certificates, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the loans contributing to the related loan group, could result in your failure to recover your initial investment.

●

The rate of prepayments on the loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the interest rates on the loans, the loans are more likely to prepay than if prevailing rates remain above the interest rates on the loans.  Conversely, if prevailing interest rates rise significantly, the prepayments on the loans are likely to decrease.

●

Certain of the loans require the borrower to pay a prepayment penalty in certain instances if the borrower prepays the loan during a specified period, which may be during the first 60 months after the loan was originated.  A prepayment penalty may or may not discourage a borrower from prepaying the related loan during the applicable period.

●

The master servicer may, at its option, purchase all but not less than all of the loans in the trust on any distribution date on or after the first date on which the aggregate scheduled principal balance of the loans, as of that date of determination, is less than the specified percentage of the aggregate scheduled principal balance of the loans as of the cut-off date.

●

Newly originated loans may be more likely to default, which may cause losses on the offered certificates.  Defaults on loans tend to occur at higher rates during the early years of the loans.  Substantially all of the loans have been originated within the 12 months prior to their sale to the trust.  As a result, the trust may experience higher rates of default than if the loans had been outstanding for a longer period of time.

●

The effective interest rate on your certificates may be less than the interest rate stated in the related prospectus supplement.  Your certificates will be allocated any interest shortfalls that are not compensated for as described in this free writing prospectus.  The circumstances under which interest shortfalls will occur are described under “Description of the Offered Certificates,” “—Allocation of Available Funds” and “—Interest” in this free writing prospectus.

●

UBS Real Estate Securities Inc. (in its capacity as transferor of the loans) may be required to purchase loans from the trust in the event certain breaches of representations and warranties have not been cured.  These purchases will have the same effect on the holders of the related offered certificates as a prepayment of the loans.

●

Each of the loan sellers and the servicers may make general and targeted solicitations for refinancings.  Any solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

●

If you purchase an offered certificate and the rate of default and the amount of losses on the related loans is higher than you expect, then your yield may be lower than you expect.

The Transferor May Not Be Able to Repurchase or Replace Defective Loans

UBS Real Estate Securities Inc. will make various representations and warranties related to the loans.  If UBS Real Estate Securities Inc. fails to cure a material breach of its representations and warranties with respect to any loan in a timely manner, then it will be required to repurchase or replace the defective loan.  It is possible that UBS Real Estate Securities Inc. may not be capable of repurchasing or replacing any defective loans for financial or other reasons.  The inability of UBS Real Estate Securities Inc. to repurchase or replace defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the distributions due on your certificates could occur.

There Are Risks in Holding Subordinate Certificates

The protections afforded the senior certificates create risks for the related subordinate certificates.  Prior to any purchase of any subordinate certificates, consider the following factors that may adversely impact your yield:

●

Because the subordinate certificates receive interest and principal distributions after all of the related senior certificates receive those distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

●

If any servicer determines not to advance a delinquent payment on a loan because such servicer determines the amount is not recoverable from a borrower or if the master servicer is required to make an advance and makes a similar determination and does not advance funds with respect to such delinquent payment, there may be a shortfall in distributions on the senior certificates that will impact the subordinate certificates.

●

The subordinate certificates are not entitled to a proportionate share of principal prepayments on the related loans until the beginning of the tenth year after the closing date.  In addition, if certain losses on the loans in a loan group exceed stated levels, a portion of the principal distribution payable to classes of subordinate certificates with higher alphanumerical class designations will be paid to the classes of subordinate certificates with lower alphanumerical designations.

●

Losses resulting from the liquidation of defaulted loans will generally be allocated to the subordinate certificates.  A loss allocation results in a reduction in a certificate principal balance, potentially to zero, without a corresponding distribution of cash to the holder.  A lower certificate principal balance will result in less interest accruing on the certificate.

●

The earlier in the transaction that a loss on a loan occurs, the greater the impact on yield.

Geographic Concentration Could Increase Losses on the Loans

The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the loans in the related loan group.  Any concentration of the mortgaged properties securing the loans related to your certificates in particular geographic regions might magnify the effect on the of loans in any loan group of adverse economic conditions or of special hazards in these areas, such as earthquakes, hurricanes, windstorms, wildfires or tornadoes, and might increase the rate of delinquencies, defaults and losses on the loans.  Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent loans.  Further, reimbursement of advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates.  If a mortgaged property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

Loans with higher loan to value ratios may present a greater risk of loss than loans with loan to value ratios of 80% or below.  Certain of the loans had loan to value ratios at origination in excess of 80%.  Certain of the loans with loan to value ratios in excess of 80% have primary mortgage insurance.  However, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those loans.

The determination of the value of a mortgaged property used in the calculation of the loan to value ratios of the loans for the purpose of determining whether primary mortgage insurance is required may differ from the appraised value of such mortgaged properties for loans obtained for the purpose of acquiring the related mortgaged property.  Loan to value ratios for loans are generally determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, although this calculation may vary depending on the state in which the related mortgaged property is located.

The Rate of Default on Loans That Are Secured by Investor Properties May Be Higher Than on Other Loans

Certain of the loans expected to be secured by investor properties.  An investor property is a property which, at the time of origination, the borrower represented would not be used as the borrower’s primary residence or second home.  Because the borrower is not living on the property, the borrower may be more likely to default on the related loan than on a comparable loan secured by a primary residence, or to a lesser extent, a second home.  In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the borrower from other sources.  Should this income not materialize, it is possible the borrower would not have sufficient resources to make payments on the related loan.

Failure of Master Servicer or Servicers to Perform May Adversely Affect Distributions on Certificates; Potential Conflict of Interest

The amount and timing of distributions on the certificates generally will be dependent on the servicers performing their respective servicing obligations and the master servicer performing its master servicing obligations in an adequate and timely manner.  A potential conflict of interest exists because the master servicer and the trust administrator, may also act as servicer of loans.  However, the master servicer is required to act in accordance with the master servicing standard set forth in the pooling and servicing agreement, without regard to who is servicing the loans.  If any servicer fails to perform its servicing obligations, or if the master servicer fails to perform its master servicing obligations, this failure may result in the termination of such servicer or the master servicer, as applicable.  That termination with its corresponding transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans.  As a result, shortfalls in the distributions due on your certificates could occur.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates

The mortgages or assignments of mortgage for some of the loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the seller and its successors and assigns.  Subsequent assignments of those mortgages are registered electronically through the MERS system.  However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry.  Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.  Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result.  Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Limited Liquidity May Adversely Affect Market Value of the Certificates

A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The secondary market for mortgage backed securities has experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity means that there may not be any purchasers for your class of certificates.  Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

The Ratings on Your Certificates Could Be Reduced or Withdrawn

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

The Certificates Are Obligations of the Trust Only

The certificates will not represent an interest in or obligation of the depositor, the master servicer, the trust administrator, the transferor, the trustee, the custodian or any of their respective affiliates.  Neither the certificates nor the loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the master servicer, the trust administrator, the custodian, the trustee or any of their respective affiliates.  Proceeds of the assets included in the trust will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the master servicer, the trust administrator, the custodian, the transferor, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

Rights of Beneficial Owners May Be Limited by Book-Entry System

Unless you are the purchaser of a book-entry certificate, your ownership of the offered certificates will be registered electronically with DTC.  The lack of physical certificates could:

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result in payment delays on your certificates because the trust administrator will be sending distributions on the certificates to DTC instead of directly to you;

●

make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

●

hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form.

Risks Related to the Residual Certificates

The holders of the residual certificates must include the taxable income or loss of each related REMIC in determining their federal taxable income.  Prospective investors are cautioned that the residual certificateholders’ REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders thereof must have sufficient sources of funds to pay such tax liability.  It is not anticipated that the residual certificateholders will receive distributions from the trust.  Furthermore, prospective investors in the residual certificates should expect that all of the related REMIC includible by the holders of the residual certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non U.S. investors, with no exemption or treaty reduction.

Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the residual certificates will be considered to be “non-economic residual interests,” with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax.  Accordingly, the transferee affidavit used for transfers of residual certificates will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificates in excess of cash flows generated by them, (iii) intends to pay taxes associated with holding the residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit.  The transferor must certify in writing to the trust administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.  In addition, Treasury regulations provide alternatives for either paying the transferee of the residual certificates a formula specified minimum price or transferring the residual certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer.  Finally, residual certificates generally may not be transferred to a person who is not a U.S. person unless the income thereon is effectively connected with the conduct of a U.S. trade or business and the transferee furnishes the transferor and the trust administrator with an effective Internal Revenue Service Form W-8ECI.

An individual, trust or estate that holds residual certificates (whether the residual certificates are held directly or indirectly through certain pass through entities) also may have additional gross income with respect to the residual certificates, but may be subject to limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly allocable to such residual certificates in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability.  The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the residual certificates in proportion to their respective ownership interests.  In addition, some portion of a purchaser’s basis, if any, in residual certificates may not be recovered until termination of the trust fund.  Furthermore, although Treasury regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of residual certificates, some issues are not addressed by the regulations.  Any transferee of residual certificates receiving such consideration should consult its tax advisors.

Due to the special tax treatment of residual interests, the effective after-tax return of the residual certificates may be significantly lower than would be the case if the residual certificates were taxed as debt instruments and could be negative.

The Return on Your Certificates Could Be Reduced Due to the Application of the Servicemembers Civil Relief Act

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations in Afghanistan and Iraq and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, as amended, and any comparable state or local law will apply.  A significant number of the mortgage loans have mortgage interest rates that exceed such limitation, if applicable.  This may result in interest shortfalls on the mortgage loans, which in turn will be allocated ratably in reduction of accrued interest on all classes of interest bearing certificates, irrespective of the availability of excess cash flow or other credit enhancement.  In addition, the Servicemembers Civil Relief Act restricts foreclosure of loans of personnel on active duty.  None of the depositor, the transferor, the underwriters, the master servicer, the trust administrator, the trustee, the custodian, the servicers or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation or restriction on foreclosure.

DEFINED TERMS

We define and use capitalized terms in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates.  We define the capitalized terms we use in this free writing prospectus under the caption “Glossary of Terms”.  We define capitalized terms we use in the prospectus under the caption “Glossary of Terms”.

DESCRIPTION OF THE LOANS

General

We will provide you with information relating to the loans expected to be included as assets of the trust fund.  On the closing date, Mortgage Asset Securitization Transactions, Inc., the depositor, will acquire the Loans from UBS Real Estate Securities Inc., who will have previously acquired the Loans under certain purchase and sale agreements from various loan sellers.  The depositor will then transfer the Loans to the trust pursuant to the Pooling and Servicing Agreement.  The trust will be entitled to all scheduled payments of principal and interest in respect of the Loans due after the Cut-Off Date, and all unscheduled payments of principal and interest received after the Cut-Off Date.  The Cut-Off Date for the Loans is the first day of the calendar month in which the closing date occurs.

Before the Closing Date, the depositor may remove any of the Loans identified as of the date of this prospectus supplement or may substitute comparable loans for any of the Loans. However, the aggregate principal balance of the substituted Loans will not vary by more than plus or minus 5% of the Loans, by Cut-Off Date Pool Balance for each Loan Group. As a result, the statistical information presented in the term sheet regarding the characteristics of the Loans identified for inclusion in the trust may vary in some respects from comparable information based on the actual composition of the Loans included in the trust on the Closing Date. In addition, after the Cut-Off Date, the characteristics of the Loans may materially vary from the information below due to a number of factors. These factors include prepayments of the Loans after the Cut-Off Date and the substitution or repurchase of Loans after the Closing Date.

The Loans are evidenced by Mortgage Notes, secured primarily by mortgages or deeds of trust on the Mortgaged Properties.  As of the Cut-Off Date, all of the Loans were secured by first liens on Mortgaged Properties.

All of the Loans provide for payments due as of the first day of each month.  The scheduled monthly payment on substantially all of the Loans generally includes a substantially equal payment consisting of interest plus principal in an amount that will amortize the outstanding principal balance of the Loan over its remaining term.

The actual date on which any Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

With respect to certain of the Loans, the borrowers may generally prepay their loans, in whole or in part, at any time without penalty.  Prepayment premiums, penalties and charges collected from borrowers will be paid to the holders of the Class P certificates or the related servicer.  Each of the Loans is subject to a due on sale clause.

Certain of the Loans had LTV Ratios at origination of greater than 80% and with respect to each such Loan the related borrower, as required by state law, was required to obtain primary mortgage guaranty insurance issued by a mortgage insurance company acceptable to Freddie Mac or Fannie Mae.  Each policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the Loan, the accrued interest on the Loan and the related foreclosure expenses.  No primary mortgage guaranty insurance policy generally will be required on any Loan after the date on which the LTV Ratio is below a certain level that varies from state to state or if maintaining the policy is prohibited by law.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sale date.  If residential real estate values decline generally or in a particular geographic area decline, the LTV Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Loans.

Before the Closing Date, the depositor may remove any of the Loans identified as of the date of this free writing prospectus or may substitute comparable loans for any of the Loans identified as of the date of this free writing prospectus.

STATIC POOL INFORMATION

The depositor shall make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located at http://www.ubs.com/regulationab.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

THE ORIGINATORS

The originators of the Loans are SunTrust Mortgage, Inc. (“SunTrust”) with respect to 73.50% of the Cut-Off Date Principal Balance of all of the Loans, and certain other originators, none of which originated more than 20% of the Cut-Off Date Principal Balance of all of the Loans.

SunTrust Mortgage, Inc.

General.  SunTrust is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, one of the nation’s largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, Georgia, Alabama, Tennessee and Florida.  As of December 31, 2005, SunTrust Bank had total assets of $179.7 billion and total deposits of $122.0 billion.  SunTrust Bank is headquartered in Atlanta, Georgia, and SunTrust is headquartered in Richmond, Virginia.  SunTrust’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

In December 1998, Crestar Financial Corporation (“CFC”) merged with SunTrust Banks, Inc. (“STI”) resulting in a banking entity with a history dating back to 1811.  SunTrust is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30, 1927 as a wholly owned subsidiary of CFC.  SunTrust has originated Alt-A mortgage loans since 2004.

Origination Process.  SunTrust is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae and Freddie Mac seller/servicer.  SunTrust originates mortgage loans directly through SunTrust branches and more than 170 locations in SunTrust markets and adjacent states.  SunTrust also accepts mortgage applications through toll-free telephone numbers and its Internet website.  SunTrust purchases mortgage loans from approved correspondents and brokers in 49 states.  All mortgage loans purchased from correspondents and brokers are originated in accordance with origination guidelines approved by SunTrust.

Origination Volume.  The following table sets forth selected information regarding SunTrust’s residential mortgage loan originations for the past three years:

Year Ending	December 31, 2005		December 31, 2004		December 31, 2003

	Number of Loans Originated	Principal Balance of Loans Originated ($ 000's)	Number of Loans Originated	Principal Balance of Loans Originated ($ 000's)	Number of Loans Originated	Principal Balance of Loans Originated ($ 000's)

Loan Type
Agency Fixed	118,353	19,604,164	78,436	11,719,353	131,696	19,305,042
Agency ARM	4,762	871,644	17,877	3,184,106	19,208	3,385,699
EZ Fixed (1)	19,421	4,021,560	2,326	412,966	1,804	401,453
EZ ARM (1)	15,750	3,778,697	6,862	1,622,846	560	135,911
Jumbo Fixed	5,351	2,779,230	3,952	1,736,252	9,251	3,973,186
Other	105,992	16,598,412	74,265	11,554,339	112,622	16,498,442

Total:	269,629	47,653,707	183,718	30,229,862	275,141	43,699,733

____________

(1)

“EZ” means mortgage loans that were originated by SunTrust pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans.  These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.

For the underwriting guidelines of SunTrust, see “Underwriting Standards — SunTrust Mortgage, Inc.”

UNDERWRITING STANDARDS

General

The Loans have either been originated by a loan seller or purchased by a loan seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that loan seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section “—General”.

Substantially all of the Loans are “conventional non-conforming mortgage loans” (i.e., loans which are not insured by the Federal Housing Authority (“FHA”) or partially guaranteed by the Department of Veteran Affairs (“VA”) or which do not qualify for sale to Fannie Mae or Freddie Mac and are secured by first liens on one to four family residential properties).

The underwriting standards applicable to the Loans typically differ from, and are, with respect to a substantial number of Loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types.  To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Loans thereunder may reflect higher delinquency rates and/or credit losses.  In addition, certain exceptions to the underwriting standards described in this free writing prospectus are made in the event that compensating factors are demonstrated by a prospective borrower.

Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower.  As part of the description of the borrower’s financial condition, the borrower will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts.  In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources.  With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.  In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the borrower’s monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses.  Generally, scheduled payments on a Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective borrower’s gross income.  The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV Ratio of the loan.  The originator may also consider the amount of liquid assets available to the borrower after origination.

Certain of the Loans have been originated under alternative documentation, streamlined documentation, reduced documentation, “lite” documentation, stated income, low/limited or “Express” documentation, no stated income, no ratio, “NIV” or no documentation programs, which require less documentation and verification than do traditional full documentation programs.  Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets.  Under a streamlined documentation program, a borrower’s income and assets that have been previously documented are re verified, and any additional documentation and verification is limited.  Under a reduced documentation program, verification of either a borrower’s stated income or stated assets, but not both, is undertaken by the originator.  Under a “lite” documentation, “stated income” or “NIV” program, a borrower is required to state both their income and assets, but the originator only undertakes to verify such borrower’s assets.  Under a low/limited or “Express” documentation program, the amount of documentation required to document a borrower’s income and assets is limited.  Under a no stated income program or a no ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken.  Under a no documentation program, the borrower is not required to state either their income or assets, and accordingly no verification of such borrower’s income or assets is undertaken by the originator.  The underwriting for such Loans may be based primarily or entirely on other factors, such as an appraisal of the mortgaged property, the LTV Ratio at origination and the borrower’s credit score and previous mortgage payment history.

The adequacy of the mortgaged property as security for repayment of the related Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure standards for appraisals established by or acceptable to the originator.  All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure standards established by the originator.  The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed.  The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

Certain of the Loans were purchased from various originators pursuant to the transferor’s conduit loan origination program (the “UBS Conduit”).  Pursuant to the program, the transferor purchases loans originated by the participating originators if the loans satisfy the underwriting guidelines of the program, which underwriting guidelines are substantially similar to the guidelines described above.

SunTrust Mortgage, Inc.

Approximately 73.50% of the Loans, by Cut-Off Date Principal Balance (the “SunTrust Loans”), will have been originated or acquired by SunTrust in accordance with its credit, appraisal and underwriting standards described in this underwriting criteria section.

SunTrust underwriting guidelines generally follow standard Fannie Mae guidelines.  They are designed to evaluate the borrower’s capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves, and to evaluate the acceptability and marketability of the property to be used as collateral. SunTrust may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used. SunTrust continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. SunTrust requires that the borrower’s sources of  income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested. A  borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired. As part of the description of the borrower’s financial condition, SunTrust requires a description of assets, liabilities, income and expenses and obtains a credit report, which summarizes the borrower’s credit history with merchants and lenders and any public records. In general, employment verification is obtained providing current and historical income information.  Such employment verification may be obtained either through analysis of the borrower’s most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided.

To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser’s estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. The  underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

SunTrust may, as part of its overall evaluation of a borrower’s creditworthiness, use credit scores and/or an automated underwriting system to assist in making a credit decision. “Credit scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead is used as a tool to evaluate how a borrower has handled credit obligations. Automated underwriting assists in providing a comprehensive risk assessment approach that emphasizes the borrower's equity investment and credit history and the cumulative effect that these and other risk factors have on mortgage performance. SunTrust supports the use of automated underwriting systems (AUS) to better assess mortgage risk and to provide a means to statistically evaluate a borrower’s income, assets and credit to determine the loan’s eligibility for sale into the secondary market or conformance with investor lending guidelines. Automated underwriting tools are available within each origination and underwriting location to provide an AUS evaluation or recommendation. The AUS systems approved by SunTrust are Fannie Mae’s Desktop Underwriter (DU) and Freddie Mac’s Loan Prospector (LP).

As a general rule, SunTrust offers loan amounts up to $1,000,000 for the purchase, rate and term refinance, or cash out refinance of the borrower’s primary residence. The maximum loan amount for a cash out refinance of the  borrower’s primary home is $1,000,000 with a maximum $300,000 cash back to the borrower. The maximum loan amount for the purchase or rate and term  refinance of a borrower’s second home is $1,000,000.  Loans for investment property are normally not allowed. Lower loan amounts and loan-to-value restrictions apply for 2-4 unit properties.

THE SPONSOR

UBS Real Estate Securities Inc., or UBSRES, will act as sponsor of the issuing entity.

General

UBSRES is a Delaware corporation that is engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization or retention in portfolio.  The sponsor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

Securitization Program

UBSRES has been engaged in the securitization of a variety of assets since 1983.  During the 2003, 2004 and 2005 fiscal years, UBSRES securitized approximately $26,586,046,432, $23,715,469,420 and $9,044,655,402 of financial assets.

The following table describes size, composition and growth of UBSRES’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	1,831	$704,818,691.15	15,172	$4,196,433,786.47	7,319	$2,141,793,872.88
Alt-A Fixed	30,014	$4,808,312,278.14	33,732	$5,578,131,022.96	12,658	$2,301,424,102.78
Prime ARM	5,510	$2,097,734,162.54	12,527	$5,574,915,529.55	3,447	$1,201,231,043.87
Prime Fixed	29,586	$14,090,593,768.16	10,566	$4,822,540,192.90	2,831	$1,072,342,586.00
Reperforming	0	None	162	$24,426,327.00	142	$16,680,656.00
Scratch&Dent	0	None	1,133	$188,828,039.00	2,411	$337,609,459.00
Seconds	0	None	0	None	4,788	$247,087,151.00
SubPrime	27,665	$4,327,714,923.39	20,424	$2,603,908,932.00	5,489	$982,036,702.30
Seasoned	1,174	$556,872,608.80	1,724	$726,285,590.60	2,444	$744,449,828.62

Through the use of  servicers and subservicers, UBSRES may contract for the servicing of loans.

UBSRES typically acquires loans from third party originators.  Employees of UBSRES or its affiliates will structure securitization transactions in which loans are sold to the depositor.  In consideration for the sale of loans, the depositor will cause the issuance of the securities that are entitled to the cashflows from such loans and enter into an arrangement with one or more underwriters for the purchase of such securities.

THE DEPOSITOR

Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc.  The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

The depositor has been engaged in the securitization of loans since its incorporation in 1987.  The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in loans.  The depositor typically acquires loans and other assets for inclusion in securitizations from the sponsor.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After the issuance of the certificates, the depositor will have limited or no obligations with respect to the certificates and the issuing entity.  Those obligations include to appoint replacements to certain transaction participants, to provide notices to certain parties under the operative agreements or to provide requested information to the various transaction participants.

The depositor does not have, nor is it expected in the future to have, any significant assets.  We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

Since the depositor’s main securitization experience is in connection with the securitization of assets sold by the sponsor to the depositor, the depositor’s portfolio of assets securitized is similar to that of the sponsor and its securitization experience is similar to that of the sponsor described above under “The Sponsor”—Securitization Program”.

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, N.A. (“Wells Fargo”), a national banking association, will act as the master servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement, among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo, as master servicer, trust administrator and custodian, and U.S. Bank National Association, as trustee.

Primary servicing of the Loans will be provided for by SunTrust Mortgage, Inc. which will service approximately 73.50% of the Cut-Off Date Principal Balance of all of the Loans, and certain other servicers, none of which will service more than 20% of the Cut-Off Date Principal Balance of all of the Loans in accordance with the applicable Servicing Agreements.  Each servicer will be responsible for the servicing of those Loans subject to the related Servicing Agreement, and the master servicer will be required to supervise, monitor and oversee the performance of each servicer.  In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required to enforce any remedies against the servicer, and will either find a successor servicer or will assume the primary servicing obligations for the related Loans.

The Master Servicer

Wells Fargo will act as master servicer, trust administrator and custodian under the Pooling and Servicing Agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and customer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the sponsor, the sellers and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates.  Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

As master servicer, Wells Fargo is responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of the servicers under the terms of their respective Servicing Agreements.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The master servicer also reviews the servicing of defaulted mortgage loans for compliance with the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting servicer.  Upon the failure of any servicer to make a required advance of delinquent monthly payments on the Mortgage Loans, the master servicer will be required to terminate the defaulting servicer and to make such advance to the extent that the master servicer determines such advance is recoverable from subsequent payments or recoveries on the related mortgage loan.  As of November 30, 2005, Wells Fargo was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

Wells Fargo serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As trust administrator, Wells Fargo is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D,  annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust.  Wells Fargo has been engaged in the business of trust administration since June 30, 1995.  As of November 30, 2005, Wells Fargo was acting as trust administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo also will act as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement.  In such capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Loan files on behalf of the trustee and the certificateholders.  Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.  As of November 30, 2005, Wells Fargo was acting as custodian of more than nine million files.

Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust.  The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Servicers

Information relating to the servicing activities of SunTrust Mortgage, Inc. is summarized below.

SunTrust Mortgage, Inc.

SunTrust is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, one of the nation’s largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, Georgia, Alabama, Tennessee and Florida.  As of December 31, 2005, SunTrust Bank had total assets of $179.7 billion and total deposits of $122.0 billion.  SunTrust Bank is headquartered in Atlanta, Georgia, and SunTrust is headquartered in Richmond, Virginia.  SunTrust’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224, and its loan servicing facility is located at 1001 Semmes Avenue, Richmond, Virginia 23224.

In December 1998, Crestar Financial Corporation (“CFC”) merged with SunTrust Banks, Inc. (“STI”) resulting in a banking entity with a history dating back to 1811.  SunTrust is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30, 1927 as a wholly owned subsidiary of CFC.  Since its incorporation, SunTrust has been engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae, Freddie Mac and Ginnie Mae seller/servicer.  SunTrust services residential mortgage loans for its own account and for the accounts of others in all 50 states and the District of Columbia.

In accordance with the terms of the applicable Servicing Agreement, SunTrust’s servicing procedures generally include collection and remittance of principal and interest payments on each mortgage loan, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and the advance of funds to the extent such advances, in SunTrust’s reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related mortgage loan.  As SunTrust’s servicing activities have evolved and grown, its portfolio currently includes conforming, jumbo, Alt-A, community development programs, and manufactured housing loans.  SunTrust’s servicing operations are audited internally by SunTrust’s internal audit group and externally by FNMA, FHLMC, GNMA, VA, and HUD as well as various investors and master servicers from time to time.

As a part of its proactive collections strategy, SunTrust seeks to make contact with delinquent customers through outbound calling from 8:00am to 8:00pm Monday through Friday and from 9am to noon on Saturday. During the collection process and prior to referring loans to foreclosure, SunTrust uses reasonable attempts to provide workout opportunities to assist the customer to re-perform under his or her mortgage commitment.  SunTrust utilizes a dual track loss mitigation and foreclosure policy, running loss mitigation efforts concurrently with the migration of a loan to foreclosure until the foreclosure sale is executed.

As of each of December 31, 2005, 2004, and 2003, SunTrust’s servicing portfolio equaled approximately $105,560,533,138, $77,667,629,943, and $68,957,145,132, respectively.  Over the last three years, SunTrust has made changes in its servicing procedures in order to improve its servicing processes, maximize loan performance, minimize risk exposure, and improve overall customer satisfaction.

The following table summarizes the delinquency and foreclosure experience for all the mortgage loans originated and serviced by SunTrust Mortgage, Inc.  The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency and foreclosure experience of the mortgage loans included in the trust will be similar to that set forth below.

SunTrust Mortgage, Inc.

Total Delinquency Report

	At December 31,
	2002				2003
	Number of Loans	Percent	Dollar Amount	Percent	Number of Loans	Percent	Dollar Amount	Percent
Total Portfolio	486,959		$57,087,014,718		550,619		$68,957,145,132

Period of Delinquency
30-59 days	10,631	2.18%	1,128,080,249	1.98%	11,041	2.01%	1,179,240,864	1.71%
60-89 days	1,710	0.35%	152,376,901	0.27%	1,926	0.35%	185,749,038	0.27%
90-120 days	674	0.14%	58,245,288	0.10%	760	0.14%	65,933,494	0.10%
More than 120 days	1,029	0.21%	86,747,033	0.15%	971	0.18%	99,492,259	0.14%
Foreclosure	921	0.19%	81,527,077	0.14%	1,059	0.19%	108,383,742	0.16%
Total Delinquency	14,965	3.07%	1,506,976,548	2.64%	15,757	2.87%	1,638,799,397	2.38%

SunTrust Mortgage, Inc.

Total Delinquency Report

	At December 31,				At December 31,
	2004				2005
	Number of Loans	Percent	Dollar Amount	Percent	Number of Loans	Percent	Dollar Amount	Percent
Total Portfolio	591,650		$77,667,629,943		733,661		105,560,533,138

Period of Delinquency
30-59 days	11,725	1.98%	1,332,814,305	1.72%	16,358	2.23	1,997,287,772	1.89
60-89 days	1,897	0.32%	193,555,159	0.25%	2,805	0.38	312,269,922	0.30
90-120 days	818	0.14%	80,162,770	0.10%	1,172	0.16	119,907,497	0.11
More than 120 days	1,119	0.19%	115,172,112	0.15%	1,529	0.21	167,529,801	0.16
Foreclosure	1,053	0.18%	107,943,378	0.14%	1,351	0.18	142,205,625	0.13
Total Delinquency	16,612	2.81%	1,829,647,724	2.36%	23,215	3.16	2,739,200,617	2.59

AFFILIATES AND RELATED TRANSACTIONS

The sponsor and the depositor are affiliated entities and wholly owned subsidiaries of UBS Americas Inc.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor or the depositor that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement.  Set forth below are summaries of the specific terms and provisions pursuant to which the offered certificates will be issued.  The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.  The following summaries are also subject to change as the terms of the specific securities are finalized.

The trust will issue various classes of Senior Certificates and Subordinate Certificates.  Of the Subordinate Certificates, only those classes rating investment grade (generally designated as Class B-1, Class B-2 and Class B-3 Certificates) are offered pursuant to the registration statement.  The trust will also issue the Class P certificates which are not offered pursuant to the registration statement.

Each class of certificates will relate to one of the groups of Loans (each, a “Loan Group”).

The offered certificates, other than the Residual Certificates, will be issued in book-entry form as described below.  The offered certificates will be issued in the minimum dollar denominations set forth in the related prospectus supplement.

Distributions on the offered certificates are required to be made by the trust administrator on the 25th day of each month, or if that day is not a business day, on the first business day after the 25th day, commencing in the calendar month following the calendar month in which the Closing Date occurs, to the persons in whose names the certificates are registered at the close of business on the Record Date.

Possible Interest Types

As described in the term sheet supplement, certificates may be issued with the following interest payment characteristics:

Interest Types	Definition
Fixed Rate:	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate:	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.
Inverse Floating Rate:	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.
Variable Rate:

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only:

A class that receives some or all of the interest payments made on the underlying Loans or other assets of the trust fund and little or no principal.  Interest only classes have either a nominal principal balance or a notional amount.  A nominal principal balance represents actual principal that will be paid on the class.  It is referred to as nominal since it is extremely small compared to other classes.  A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only:	A class that does not bear interest and is entitled to receive only distributions of principal.
Partial Accrual:

A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class.  The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual:

A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date.  The accretion may continue until some specified event has occurred or until the accrual class is retired.

Possible Principal Types

As described in the term sheet supplement, certificates may be issued with the following principal payment characteristics:

Principal Type	Definition
Accretion Directed:

A class that receives principal payments from the accreted interest from specified accrual classes.  An accretion directed class also may receive principal payments from principal paid on the underlying Loans Assets or other assets of the issuing entity.

Companion Class:

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned amortization classes, targeted amortization classes or scheduled principal classes.

Component Certificates:

A class consisting of “components.” The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class.  Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS:

A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Loans that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying Loans. During the lock-out period, the portion of the principal distributions on the underlying Loans that the NAS class is locked out of will be distributed to the other classes of senior certificates entitled to such amounts.

Notional Amount Certificates:	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Amortization Class or PACs:

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Loans.  These two rates are the endpoints for the "structuring range" for the planned amortization class.  The planned amortization classes in any series of certificates may be subdivided into different categories (e.g., primary planned amortization classes, secondary planned amortization classes and so forth) having different effective structuring ranges and different principal payment priorities.  The structuring range for the secondary planned amortization class of a series of certificates will be narrower than that for the primary planned amortization class of the series.

Scheduled Principal Class:

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned amortization class or targeted amortization class.  In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Loans.  These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay:

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.  A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip:	A class that receives a constant proportion, or "strip," of the principal payments on the underlying Loans or other assets of the trust fund.
Super Senior:

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class certificate balance of the support class is reduced to zero.

Support Class:

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Amortization Class or TACs:	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Loans.

Book-Entry Certificates

The offered certificates, other than the Residual Certificates, will be book-entry certificates.  Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through DTC, or indirectly through organizations which are participants in that system.  The book-entry certificates of each class will be issued in one or more certificates which equal the aggregate Certificate Principal Balance or Notional Amount of that class and will initially be registered in the name of Cede & Co., the nominee of DTC.  Except as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities,” no person acquiring a book-entry certificate will be entitled to receive a physical certificate.  Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC.  Beneficial owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement.  Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.  For a discussion of DTC, see “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.  For information with respect to tax documentation procedures relating to the certificates, see “Federal Income Tax Consequences—REMICs—Taxation of Certain Foreign Investors—Regular Securities” and “—REMICs—Backup Withholding” in the prospectus.

Physical Certificates

The Residual Certificates will be issued in fully registered, certificated form.  The Residual Certificates will be transferable and exchangeable at the office of the trust administrator.  Under the Pooling and Servicing Agreement, the trust administrator will initially be appointed as the certificate registrar.  No service charge will be made for any registration of transfer or exchange of the Residual Certificates but payment of a sum sufficient to cover any tax or other governmental charge may be required by the trust administrator.  The Residual Certificates will be subject to certain restrictions on transfer.  See “—Restrictions on Transfer of the Residual Certificates” below.

Distributions of principal and interest, if any, on each Distribution Date on the Residual Certificates will be made to the persons in whose names such certificates are registered at the close of business on the Record Date.  Distributions will be made by check or money order mailed to the person entitled to them at the address appearing in the certificate register or, to the extent permitted in the Pooling and Servicing Agreement, upon written request by the certificateholder to the trust administrator, by wire transfer to a United States depository institution designated by such certificateholder and acceptable to the trust administrator or by such other means of payment as such certificateholder and the trust administrator may agree; provided, however, that the final distribution in retirement of the Residual Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the trust administrator specified in the notice to the holders thereof of such final distribution.

Allocation of Available Funds

Distributions to holders of each class of Senior Certificates in each Certificate Group will be made on each Distribution Date from Available Funds related to that Loan Group, as applicable, and, to the extent of cross collateralization payments described under “—Subordination—Cross Collateralization” below, from Available Funds for each other Loan Group remaining after payment of the Senior Certificates related to such other Loan Group.  Distributions to holders of the Class PO certificates will be made on each Distribution Date from Available Funds related to any Loan Group contributing to the Class PO certificates.  Distributions to holders of the Class A-X certificates will be made on each Distribution Date from Available Funds related to any Loan Group contributing to the Class A-X Certificates. Distributions to holders of the Subordinate Certificates will be made on each Distribution Date from Available Funds related to each of the related Loan Groups in the aggregate remaining after distribution of amounts due to all related Senior Certificates.

On each Distribution Date, the Available Funds for each Loan Group will be distributed in the order of priority set forth below among the certificates to the extent available:

first, concurrently, from the Available Funds for each Loan Group, to the Senior Certificates related to such Loan Group, pro rata, the applicable Accrued Certificate Interest for that Distribution Date;

second, concurrently,

(A)

from the Available Funds for each Loan Group, to the Senior Certificates (including any related Principal Only Certificates) related to such Loan Group, concurrently, as follows:

(1)

to the Senior Certificates related to such Loan Group, the Senior Optimal Principal Amount for that Loan Group for that Distribution Date in the order specified in the related prospectus supplement; and

(2)

to the Class PO certificates, the PO Principal Distribution Amount for such Loan Group, if applicable, for that Distribution Date, until its Certificate Principal Balance is reduced to zero;

third, on any Distribution Date on or prior to the Cross-Over Date, (i) first, from any PO Recoveries for that Distribution Date related to any Loan Group, to the related Class of Class PO certificates, if any, up to the aggregate of the PO Deferred Amount for any such Loan Group for that Distribution Date and (ii) second, from the remaining Available Funds for any Loan Group, to the related Class of Class PO certificates, up to the aggregate of the remaining PO Deferred Amount for such Loan Group for that Distribution Date; provided that, (1) on any Distribution Date, the aggregate of the distributions pursuant to clause (ii) of this priority third of the PO Deferred Amount for the Loan Groups contributing to the Class PO Certificates will not exceed the Subordinate Principal Distribution Amount related to such Loan Groups for that Distribution Date, (2) such distributions will not reduce the Certificate Principal Balance of the Class PO certificates and (3) no distribution will be made in respect of any such PO Deferred Amount on or after the Cross-Over Date;

fourth, from the remaining Available Funds for each Loan Group, sequentially, to each Class of Subordinate Certificates related to such Loan Group or Loan Groups, in ascending numerical order:  (1) the Accrued Certificate Interest on the that Class  for that Distribution Date and (2) that Class of certificates’ Allocable Share for that Distribution Date; and

fifth, to the Residual Certificates, as applicable, any remaining portion (which is expected to be zero) of the Available Funds for that Distribution Date.

Interest

Interest will accrue on the certificates (other than the Principal Only Certificates) on their respective Certificate Principal Balances or Notional Amounts, as applicable, at the respective interest rates set forth or described in the related prospectus supplement during each Interest Accrual Period.

The Accrued Certificate Interest for each class of certificates (other than the Principal Only Certificates) for each Distribution Date will be an amount equal to (1) the interest accrued at such class’ pass-through rate during the related Interest Accrual Period on the Certificate Principal Balance or the Notional Amount, as applicable, of such class of certificates, minus each class’ pro rata share of any related Net Interest Shortfalls, the interest portion of any Excess Losses through the related Cross-Over Date to the extent allocated to such class and, after the related Cross-Over Date, the interest portion of Realized Losses, including Excess Losses to the extent allocated to such class plus (2) any Accrued Certificate Interest for that class remaining undistributed from previous Distribution Dates.

The Principal Only Certificates are principal only certificates and will not accrue interest.

With respect to any Distribution Date, the “Net Interest Shortfall” for any Loan Group will equal the sum of:

·

the aggregate amount of interest that would otherwise have been received for each Loan in that Loan Group that was the subject of a Relief Act Reduction (such amount, the “Interest Shortfall”); and

·

any related Net Prepayment Interest Shortfall.

With respect to any Distribution Date, the “Net Prepayment Interest Shortfall” for any Loan Group will equal the aggregate Prepayment Interest Shortfalls with respect to that Distribution Date less any Compensating Interest for that Loan Group.

With respect to each Loan Group, any Net Interest Shortfall and the interest portion of any Excess Losses through the related Cross-Over Date and, after the related Cross-Over Date, the interest portion of any Realized Losses will, on each Distribution Date, be allocated among all the outstanding certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated to the applicable certificate in the absence of the shortfall and losses.  The amount of Accrued Certificate Interest that would have been allocated to the Class A-X Certificates shall be based on the amount of interest accruing on the portion of the Class A-X Notional Amount, if any, derived from the related Loan Group.  The amount of Accrued Certificate Interest that would have been allocated to each class of Subordinate Certificates in respect of any related Loan Group will be based upon the amount of interest accruing at the Required Coupon for such Loan Group on such class’ proportionate share, based on Certificate Principal Balance, of the related Group Subordinate Amount for that Distribution Date.

The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the related Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Funds for the related Loan Group on the related Distribution Date.  As a result of the subordination of the Subordinate Certificates, such losses will be borne first by the outstanding Subordinate Certificates related to such Loan Group in inverse order of priority (e.g., first to the applicable Class B-6, then to Class B-5, and so forth).

If Available Funds and available credit enhancement for any Loan Group are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the classes of Senior Certificates (other than the Principal Only Certificates) related to such Loan Group, any shortfall in available amounts will be allocated among those classes, in proportion to the amounts of Accrued Certificate Interest otherwise distributable to those classes.  The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on those certificates entitled to distributions of interest on subsequent Distribution Dates in accordance with the definition of Accrued Certificate Interest,.  No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

Ratio Stripping

The Loans in each Loan Group may be divided into one or more segregated Collateral Groups in a process known as “ratio-stripping”.  The Scheduled Principal Balance of each Loan will be allocated, based on such Loan’s Net Mortgage Rate, either (i) to one of such Collateral Groups only or (ii) between both of such Collateral Groups, based on two fixed fractions that differ among Loans (in each case, the “Applicable Fractions”).  Each Collateral Group will be a total dollar amount of principal of Loans consisting of differing percentages of the interest on, and principal of, particular Loans, calculated so that the principal and interest due on each Loan is treated as if that Loan were two Loans bearing interest at two different effective Net Mortgage Rates (each such rate, an “Effective Net Mortgage Rate”), one higher than and one lower than the original Net Mortgage Rate of such Loan. The “Net Mortgage Rate” of each Loan will equal its mortgage interest rate minus the Servicing Fee Rate and lender paid mortgage insurance rate, if applicable, for such Loan. This allocation enables each Loan Group to be treated as if such Loan Group were made up of two Collateral Groups bearing interest at various fixed-rates.  This allocation will affect the rate of repayment of your certificates because principal payments collected on each Loan in any Loan Group will be allocated to one of the related Collateral Groups, or to both of the related Collateral Groups, and used to repay one or more classes of certificates related to those Collateral Groups.

Principal

Distributions in reduction of the Certificate Principal Balance of each certificate entitled to principal distributions will be made on each Distribution Date.  The Interest Only Certificates do not have a Certificate Principal Balance and will not be entitled to distributions of principal.

Distributions in reduction of the Certificate Principal Balance of each class of Senior Certificates of a Group entitled to principal distributions will be made on each Distribution Date as described in the second paragraph under “—Allocation of Available Funds” above in accordance with priority second.  The Available Funds related to such Group remaining after the distribution of interest will be allocated to the Senior Certificates of such Group (other than the Interest Only Certificates) in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount for such Group and the PO Principal Distribution Amount for such Group, if any, for the respective Distribution Date.

Distributions in reduction of the Certificate Principal Balances of the Subordinate Certificates will be made on each Distribution Date as described in the second paragraph under “—Allocation of Available Funds” above in accordance with priority fourth, as adjusted for cross collateralization as described under “—Subordination—Cross Collateralization” below.

If the Class Prepayment Distribution Trigger is not satisfied for a class of outstanding Subordinate Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking classes of the Subordinate Certificates because the amount of partial or full principal prepayments, net liquidation proceeds and net insurance proceeds otherwise distributable to such class will be distributable among the outstanding Subordinate Certificates as to which the Class Prepayment Distribution Trigger has been satisfied, on a pro rata basis.  On any Distribution Date, any reduction in funds available for distribution to the classes of Subordinate Certificates resulting from a distribution of any PO Deferred Amounts to the Class PO certificates, or to cover any shortfalls in distributions of principal to the Senior Certificates of any Group due to a shortfall in Available Funds for such Group, will be allocated to the classes of Subordinate Certificates, in inverse order of priority.

As of any Distribution Date, principal on the Senior Certificates in a Group will generally be paid from collections or Advances allocated to the related Loan Group.

As described in greater detail below, amounts distributable to the Senior Certificates and Subordinate Certificates in respect of a Loan Group will additionally be allocated between such Senior and Subordinate Certificates on the basis of the Senior Optimal Principal Amount for that Loan Group and the Subordinate Optimal Principal Amount for such Loan Group.  Such allocation, in particular, will for specified periods result in a disproportionate distribution of prepayments between such Senior and Subordinate Certificates.

Recoveries

Prior to the Cross-Over Date, Non-PO Recoveries received during a Prepayment Period with respect to a loss on a Loan in a Loan Group  will be treated as a principal prepayment and will result in a payment of principal to one or more corresponding classes of related certificates on the related Distribution Date.  It is possible that such payment will not be made to the class that originally bore the loss.  Further, even though a class may have previously had its Certificate Principal Balance reduced as a result of a loss for which there is later a Non-PO Recovery, that class will not be entitled to any interest on the amount of such reduction.  Because such Non-PO Recoveries result in a payment of principal to certain classes without a corresponding decrease in the aggregate Principal Balance of the Loans, the Certificate Principal Balance of one or more classes of certificates that have been allocated Realized Losses, will be increased, as follows:

first, up to the amount of the Non-PO Recoveries with respect to any Loan Group, the Certificate Principal Balance of each class of Senior Certificates (other than the Class PO Certificates and the Interest-Only Certificates) of the Certificate Group corresponding to that Loan Group will be increased, pro rata on the basis of the amount of unrecovered Realized Losses previously allocated to such class, up to the amount of unrecovered Realized Losses previously allocated to such class, if any; and

second, up to the amount of the Non-PO Recoveries with respect to any Loan Group remaining after allocation pursuant to clause first, the Certificate Principal Balance of each class of Subordinate Certificates, in order of seniority, will be increased by the amount of unrecovered Realized Losses previously allocated to such class, if any.

Commencing on the Cross-Over Date, the amount of any Recovery on a Loan received during a Prepayment Period will be distributed to the related Senior Certificates, without a corresponding reduction in their Certificate Principal Balances, as follows:  (i) the PO Percentage of the Recovery will be distributable to the related Class PO Certificates, and (ii) the amount of the Recovery remaining after distribution pursuant to the preceding clause (i) will be distributable to the classes of Senior Certificates (other than the related Class PO Certificates and related Interest Only Certificates) of the Certificate Group corresponding to that Loan Group, pro rata on the basis of the amount of unrecovered Realized Losses previously allocated to such class.

Allocation of Losses

On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss) on any Discount Loan contributing to a Loan Group will be allocated to the related Class of Class PO certificates, if any, until the Certificate Principal Balance of such certificates is reduced to zero.

On each Distribution Date prior to the Cross-Over Date, distributions in respect of the PO Deferred Amount for a Loan Group will be made on the related Class PO Certificates in accordance with priority third of the second paragraph under “—Allocation of Available Funds” above to the extent of any PO Recoveries and any other Available Funds remaining after distributions in accordance with priority second of that paragraph.  Any distribution of such PO Recoveries and any other Available Funds in respect of the applicable PO Deferred Amount will not reduce the Certificate Principal Balance of the Class PO Certificates.  No interest will accrue on any PO Deferred Amount.  On each Distribution Date prior to the Cross-Over Date, the Certificate Principal Balance of the most subordinate class of the Subordinate Certificates then outstanding will be reduced by the amount of any distributions made on the Distribution Date to the Class PO Certificates in respect of any PO Deferred Amounts through the operation of the Class PO Deferred Payment Writedown Amount.  After the Cross-Over Date, no distributions will be made in respect of any PO Deferred Amount and Realized Losses will be allocated to the Class PO Certificates without a right of reimbursement from any other class of certificates.

Prior to the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss in a Loan Group will be allocated among the outstanding classes of related Subordinate Certificates, in inverse order of priority of payment, until the Certificate Principal Balance of each class has been reduced to zero.

Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss in a Loan Group will be allocated among the outstanding classes of the Senior Certificates (other than the Class PO Certificates and the Interest Only Certificates) of the Certificate Group related to the Loan that incurred the Realized Loss, pro rata, based on their outstanding Certificate Principal Balances; provided however that after the date on which the aggregate principal balance of the subordinate certificates has been reduced to zero, other than certain excess loses, losses allocated to the super senior certificates will be borne by the senior support certificates (in addition to other losses allocated to such class) so long as the principal balance of the senior support certificates, is greater than zero.

With respect to any Loan Group, the applicable Non-PO Percentage of the principal portion of any Excess Loss in such Loan Group for any Distribution Date will be allocated pro rata among all outstanding classes of Senior Certificates entitled to principal distributions of the related Certificate Group (other than the Class PO Only Certificates) and all the outstanding Subordinate Certificates, in each case, based on their then outstanding Certificate Principal Balances (except, with respect to such Subordinate Certificates, based on its pro rata share of the related Subordinate Amount).

On each Distribution Date, a Subordinate Certificate Writedown Amount, if any, will be deemed a Realized Loss, and will be allocated to the most subordinate class of Subordinate Certificates then outstanding.

A Deficient Valuation may result from the personal bankruptcy of a borrower if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Loan secured by such Mortgaged Property and reduces the secured debt to such value.  In such case, the trust, as the holder of such Loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Loan and such reduced secured debt.

All allocations of Realized Losses to a class of certificates will be accomplished on a Distribution Date by reducing the Certificate Principal Balance of the class by the appropriate share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates commencing on the following Distribution Date.

The interest portion of all Realized Losses will be allocated among the applicable outstanding classes of certificates of the related Loan Group entitled to distributions of interest as described under “―Interest” above.

No reduction of the Certificate Principal Balance of any class of Senior Certificates (other than the Interest Only Certificates and Principal Only Certificates) will be made on any Distribution Date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Senior Certificates and Subordinate Certificates as of that Distribution Date to an amount less than the aggregate Principal Balance for each Loan Group as of the following Distribution Date minus (i) any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero and minus (ii) the PO Percentage of any related Discount Loans.

Debt Service Reductions are not Realized Losses, and the principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any certificate.  However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the portion of the Senior Optimal Principal Amount relating to a Group, any applicable PO Principal Distribution Amount and Subordinate Optimal Principal Amount relating to a Group representing scheduled principal payments will be reduced by the amount of the principal portion of any Debt Service Reductions  related to that Loan Group.  Regardless of when they occur, Debt Service Reductions related to a Loan Group may reduce the amount of Available Funds of that Loan Group otherwise available for distribution on a Distribution Date.  As a result of the subordination of the Subordinate Certificates, the reduction in Available Funds of any Loan Group resulting from any Debt Service Reductions will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

Subordination

Priority of Senior Certificates

The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Loans will be subordinate to such rights of the holders of the related Senior Certificates, to the extent described above.  The subordination of the Subordinate Certificates is intended:

(1)

to enhance the likelihood of timely receipt by the holders of the related Senior Certificates (to the extent of the subordination of the Subordinate Certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the related Senior Certificates; and

(2)

to afford the holders of the related Senior Certificates (to the extent of the subordination of the Subordinate Certificates) protection against Realized Losses, to the extent described above.

If Realized Losses in any Loan Group exceed the credit support provided to the related Senior Certificates, or if Excess Losses in any of such Loan Groups occur, all or a portion of such losses will be borne by those Senior Certificates.

The protection afforded to the holders of the Senior Certificates by means of the subordination feature will be accomplished by:

(1)

the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Subordinate Certificates, in accordance with the paydown rules specified under “—Allocation of Available Funds” above, the amounts due to the holders of such Senior Certificates on each Distribution Date out of the related Available Funds on that Distribution Date and, if necessary, by the right of holders to receive future distributions on the Loans that would otherwise have been payable to the holders of the Subordinate Certificates;

(2)

the allocation to the Subordinate Certificates of the applicable Non-PO Percentage of the principal portion of any related Non-Excess Realized Loss to the extent set forth in this free writing prospectus; and

(3)

the allocation to the Subordinate Certificates of the applicable PO Percentage of the principal portion of any Non-Excess Realized Loss on a related Discount Loan to the extent set forth in this free writing prospectus through the operation of any Class PO Deferred Payment Writedown Amount.

The allocation of the principal portion of Realized Losses described in this free writing prospectus to the Subordinate Certificates on any Distribution Date will decrease the protection provided to the related Senior Certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of those Subordinate Certificates then outstanding.

In addition, in order to extend the period during which the Subordinate Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of the applicable Non-PO Percentage of any prepayment of principal with respect to a Loan will be allocated to the Senior Certificates of the related Certificate Group then entitled to principal distributions (other than the related Class PO Certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described in this free writing prospectus.  This allocation has the effect of accelerating the amortization of the related Senior Certificates as a group (other than the related Class PO Certificates) while, in the absence of losses in respect of the Loans, increasing the percentage interest in the principal balance of the Loans evidenced by the related Subordinate Certificates.

After the payment of amounts distributable in respect of the Senior Certificates on each Distribution Date, the Subordinate Certificates will be entitled to the remaining portion, if any, of the aggregate Available Funds related to each Loan Group, in an amount equal to the Accrued Certificate Interest on the related Subordinate Certificates for that Distribution Date (which includes any remaining undistributed Accrued Certificate Interest from previous Distribution Dates) and the sum of the Allocable Shares of those classes of related Subordinate Certificates.  These amounts distributed to the holders of the Subordinate Certificates will not be available to cover any shortfalls in distributions or any Realized Losses on subsequent Distribution Dates.

Priority Among Subordinate Certificates

On each Distribution Date, the holders of any particular class of Subordinate Certificates will have a preferential right to receive the amounts due to them on such Distribution Date out of Available Funds for each Loan Group in the aggregate prior to any distribution being made on such date on each class of Subordinate Certificates ranking subordinate to such class.

In addition, with respect to any Loan Group, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth in this free writing prospectus, in reduction of the Certificate Principal Balances of the related Subordinate Certificates in inverse order of priority of such certificates.  The effect of the allocation of such Realized Losses and of any Class PO Deferred Payment Writedown Amount to a class of Subordinate Certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of Subordinate Certificates and the Senior Certificates of the related Loan Group.

In order to maintain the relative levels of subordination among the Subordinate Certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Loans (which in certain cases may not be distributable to those certificates for at least the first five years after the date of initial issuance of the certificates) will not be distributable to the holders of any class of Subordinate Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied.  See “—Principal” above.  If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of Subordinate Certificates (other than the Class B-1 certificates), the amortization of more senior ranking classes of Subordinate Certificates may occur more rapidly than would otherwise have been the case.

As a result of the subordination of the Subordinate Certificates, these certificates in decreasing order of priority of payment will be more sensitive than more senior ranking classes of related certificates to the rate of delinquencies and defaults on the Loans, and under certain circumstances investors in such certificates may not recover their initial investment.

Cross-Collateralization

On each related Distribution Date, funds available from the specified Loan Groups and otherwise payable to the Subordinate Certificates are required to be applied to payment of the Senior Certificates as follows: (i) first, to cover any Accrued Certificate Interest on such Senior Certificates (other than the Principal Only Certificates) remaining unpaid, (ii) second, prior to the Cross-Over Date, in respect of PO Deferred Amounts for the Class PO Certificates then payable but not paid from Available Funds for the related Loan Group, (iii) third, to pay principal of the Senior Certificates of an Undercollateralized Group, and (iv) fourth, to maintain subordination levels under limited circumstances where the Senior Certificates (other than the Class PO Certificates and Interest Only Certificates) of one or more Certificate Groups have been paid in full as described below.

To the extent any Accrued Certificate Interest with respect to any class of Senior Certificates of any Certificate Group, remains unpaid, Available Funds remaining from the other Loan Groups after payments on Senior Certificates related to such Loan Group, will be applied to cover such unpaid Accrued Certificate Interest, and, to the extent payable to more than one class within a Certificate Group, will be applied pro rata based on the amounts of such unpaid Accrued Certificate Interest to the extent there are insufficient funds to pay such amounts in full.

Prior to the Cross-Over Date, to the extent any PO Deferred Amount then payable has not been paid from PO Recoveries and any other Available Funds for the related Loan Group then, following any payments to the related Senior Certificates pursuant to the preceding paragraphs, amounts that would otherwise constitute the Subordinate Principal Distribution Amount for the related Subordinate Certificates will be applied to pay any such unpaid PO Deferred Amounts.

If on any Distribution Date a Certificate Group is an Undercollateralized Group, then all amounts otherwise distributable as principal on the Subordinate Certificates as the Subordinate Principal Distribution Amount (other than amounts needed to pay any amounts as described above) will be paid to the Senior Certificates (other than the related Interest Only Certificates and Class PO Certificates) related to such Undercollateralized Group as principal in accordance with the priorities set forth above under “—Allocation of Available Funds” until the aggregate Certificate Principal Balance of the Senior Certificates (other than the related Interest Only Certificates and Class PO Certificates) related to such Undercollateralized Group equals the aggregate Principal Balance of the Loans in the related Loan Group (with respect to any applicable Loan Group, net of the PO Percentage of the Discount Loans in such Loan Group).  Amounts allocated to a Certificate Group pursuant to this provision will be paid to the Senior Certificates of that Loan Group (other than the related Interest Only Certificates and Class PO Certificates) in accordance with the priority of payment set forth above under “—Allocation of Available Funds.”

On or after the date on which the Certificate Principal Balances of all of the Classes of the Senior Certificates in any Certificate Group have been reduced to zero, amounts otherwise distributable as principal on the related Subordinate Certificates, up to the applicable Apportioned Subordinate Principal Distribution Amount (representing generally the portion of the Subordinate Principal Distribution Amount attributable to Loans contributing to the Loan Group with respect to which the related Senior Certificates have been paid in full), will be allocated to the other Certificate Group or Groups and paid to such Senior Certificates in accordance with the priorities set forth above for the applicable Group under “—Allocation of Available Funds,” provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of Loans in any Loan Group delinquent 60 days or more over the last six months (including for this purpose any of such Loans in bankruptcy or foreclosure and such Loans with respect to which the related Mortgaged Property has been acquired by the trust) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

Any application of the Subordinate Principal Distribution Amount pursuant to the preceding four paragraphs will reduce distributions of such amount in reverse order of priority pursuant to priorities set forth above in “—Allocation of Available Funds.”

Restrictions on Transfer of the Residual Certificates

The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations and (ii) certain pass through entities that have disqualified organizations as beneficial owners.  No tax will be imposed on a pass through entity (other than an “electing large partnership”) with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization.  The Pooling and Servicing Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the trust administrator an affidavit, substantially in the form set forth in the Pooling and Servicing Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the trust administrator that it has no actual knowledge that such affidavit is false.  Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit.  The transferor must also certify in a writing to the trust administrator in the form set forth in the Pooling and Servicing Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or (ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer.  Because these rules are not mandatory but would provide safe harbor protection, the Pooling and Servicing Agreement will not require that they be met as a condition to transfer of the Residual Certificates.  Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Noneconomic Residual Interests” in the prospectus.

Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a “U.S. Person” unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective Internal Revenue Service Form W-8ECI or (ii) the transferee delivers to both the transferor and the trust administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as U.S. Persons and so elects).

The Pooling and Servicing Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates.  Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

The Residual Certificates may not be purchased by or transferred to any person which is a Plan or any plan or arrangement subject to Similar Law.  See “ERISA Considerations” in this free writing prospectus and in the prospectus.

The Residual Certificates will contain a legend describing the foregoing restrictions.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the trust fund, the master servicer, the servicers and the trust administrator will receive from the assets of the trust fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Master Servicer	monthly	Investment earnings on amounts on deposit in the Collection Account.	Deducted by the master servicer from the Collection Account before remittance to the Distribution Account for payment of any amounts to Certificateholders.
Servicer	monthly

A monthly fee paid to each servicer out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan at a rate ranging from 0.250% to 0.375% per annum.

Deducted by the applicable servicer from interest collections in respect of each Mortgage Loan serviced by that servicer, before remittance to the master servicer.
Trust Administrator	monthly	Investment earnings on amounts on deposit in the Distribution Account	Deducted by the trust administrator before payment of any amounts to Certificateholders.

The trustee and the custodian will be compensated separately by the trust administrator out of the trust administrator’s compensation.

None of the fees set forth in table above may be changed without amendment of the Pooling Agreement as described under “The Pooling and Servicing Agreement—Amendment”.

Expenses of the master servicer, each servicer, the custodian, the trustee and the trust administrator will be reimbursed before payments are made on the Certificates.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in April 2006:

March 1 through March 31	Collection Period and Prepayment Period for prepayments received from Mortgage Loans:

Principal  payments received by each servicer during the related Collection Period (March 1 through March 31) and principal prepayments received by each servicer during the related Prepayment Period (March 1 through March 31) will be deposited into each servicer’s Collection Account for remittance to the master servicer on the Servicer Remittance Date.

April 18	Servicer Remittance Date:

The servicer will remit collections, advances and recoveries in respect of the Mortgage Loans to the master servicer for deposit into the Collection Account as specified in the related servicing agreement.

March 31 or April 24	Record Date:

Distributions will be made to Certificateholders of record for all applicable classes as of the last day of the preceding calendar month, or the business day immediately before the related Distribution Date, as applicable.

April 25	Distribution Date:

On the 25th day of each month (or if the 25th day is not a business day, the next business day), the trust administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account.

Succeeding months follow the same pattern.

Reports to Certificateholders

On each Distribution Date, the trust administrator will be required to prepare and make available to each certificateholder, the parties to the Pooling and Servicing Agreement, and any other interested parties, a Distribution Date statement, based in part on information provided by each servicer, which generally will set forth, among other things:

(1)

the amount of the distribution on the Distribution Date made to the holders of each class of certificates allocable to principal;

(2)

the amount of the distribution on the Distribution Date made to the holders of each class of certificates allocable to interest;

(3)

any unpaid Interest Shortfalls included in such distribution and the aggregate Interest Shortfalls remaining unpaid as of such Distribution Date;

(4)

any Prepayment Interest Shortfalls included in such distribution and the aggregate Prepayment Interest Shortfalls as of such Distribution Date;

(5)

the Certificate Principal Balance or Notional Amount of each class of certificates after giving effect to distribution of principal on that Distribution Date;

(6)

the aggregate Principal Balance of the Loans in each Loan Group for the Distribution Date;

(7)

the Senior Percentage and the Subordinate Percentage for each Loan Group for the following Distribution Date;

(8)

the aggregate amount of Servicing Fees with respect to the related Distribution Date;

(9)

the pass-through rate of interest on each class of certificates for that Distribution Date;

(10)

the aggregate amount of Advances included in the distribution for the applicable Distribution Date and the aggregate amount of Advances outstanding as of the Distribution Date;

(11)

(a)

the number and aggregate unpaid principal balance of Loans (exclusive of Loans in foreclosure) delinquent:

(i)

1 to 30 days;

(ii)

31 to 60 days;

(iii)

61 to 90 days; and

(iv)

91 or more days.

(b)

the number and aggregate unpaid principal balance of Loans in foreclosure and delinquent;

(12)

with respect to any Loan that became an REO Property during the preceding calendar month, the loan number of the related Loan, the unpaid principal balance of the related Loan and the principal balance of the related Loan as of the date it became an REO Property;

(13)

the book value of any REO Property as of the close of business on the last business day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the determination date set forth in the related Servicing Agreement;

(14)

the Senior Prepayment Percentage for each Loan Group for the Distribution Date;

(15)

the aggregate Realized Losses, by Loan Group, incurred during the prior calendar month; and

(16)

the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the determination date as set forth in the related Servicing Agreement.

The trust administrator will make the Distribution Date statement available each month.  The trust administrator shall have the right to change the way the Distribution Date statement is distributed in order to make such distribution more convenient and/or more accessible and the trust administrator shall provide timely and adequate notification to the certificateholders and the parties to the Pooling and Servicing Agreement regarding any such changes.

The trust administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date statement and may affix to it any disclaimer it deems appropriate in its reasonable discretion.

As a condition to access the trust administrator’s internet website, the trust administrator may require registration and the acceptance of a disclaimer.  The trust administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

PREPAYMENT AND YIELD CONSIDERATIONS

General

Generally, distributions on the Senior Certificates relate to payments on the related Loans.  The effective yield on the certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) on the related Loans.  If significant principal distributions are made on your certificates (other than the Interest Only Certificates), you may not be able to reinvest those distributions in a comparable alternative investment having a comparable yield or, in the case of certain Interest Only Certificates (because the Notional Amount of such certificates is based in part on the Certificate Principal Balance of the related certificates), you may not fully recover your initial investment.  No prediction can be made as to the rate of prepayments on the Loans in either stable or changing interest rate environments.  The final distribution of principal on your certificates (other than the Interest Only Certificates) could occur significantly earlier than you anticipated.  You will bear entirely any reinvestment risk resulting from the rate of prepayments on the Loans.

Prepayments and Defaults

The rate of principal distributions on each class of offered certificates (other than the Interest Only Certificates), the aggregate amount of each interest distribution on each class (other than the Principal Only Certificates) and the yield to maturity on each class will be directly related to and affected by:

(A)

the amortization schedules of the related Loans;

(B)

the prepayment experience of the related Loans; and

(C)

under some circumstances, the rates of delinquencies, defaults or losses experienced on the related Loans.

With respect to certain Loans, the borrowers may generally prepay their Loans at any time without penalty.  Each of the Loans is subject to a due on sale clause.  Additionally, repurchases by the transferor of any Loan as to which there has been a material breach of representation or warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute loan therefor) or any optional repurchase of the Loans in connection with a termination of the trust will have the same effect as a prepayment and result in distributions on the offered certificates which would otherwise be distributed over the remaining terms of the Loans.

The rate of principal prepayments on the Loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years.  In addition, the rate of principal prepayments may differ among the Loans at any time because of specific factors relating to the Loans.  These factors include:

(1)

the age of the Loans;

(2)

the geographic location of the related properties and the extent of the related borrowers’ equity in those properties; and

(3)

changes in the borrowers’ housing needs and employment and job transfers.

Furthermore, because the characteristics of the Loans in each Loan Group differ, the Loans of each Loan Group as a whole may be expected to prepay at different rates.

In general, if prevailing interest rates for loans similar to the Loans fall significantly below the interest rates at the time of origination, Loans may be subject to higher prepayment rates than if prevailing interest rates for loans similar to the Loans remain at or above those at the time those loans were originated.  Conversely, if prevailing interest rates for loans similar to the Loans rise appreciably above the interest rates at the time of origination, Loans may experience a lower prepayment rate than if prevailing interest rates for loans similar to the Loans remained at or below those existing at the time those Loans were originated.  We cannot make assurances as to the prepayment rate of the Loans.  In addition, we cannot make assurances that the Loans will conform to the prepayment experience of other loans or to any past prepayment experience or any published prepayment forecast.

In general, if an offered certificate is purchased at a premium over its face amount and payments of principal on the related Loans, occur at a rate faster than that assumed at the time of purchase, in each case, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase and, also in the case of the Interest Only Certificates, the investor may not recover its initial investment.  Conversely, if an offered certificate, is purchased at a discount from its face amount and payments of principal on the related Loans occur at a rate that is slower than that assumed at the time of purchase, or if a Class PO certificate is purchased and payments of principal on the Discount Loans in the related Loan Group occur at a rate that is slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than originally anticipated.

As described under “Description of the Offered Certificates—Principal” in this free writing prospectus, the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments related to a Loan Group will be initially distributed to the classes of Senior Certificates related to such Loan Group (other than the Class PO Certificates and Interest Only Certificates) then entitled to receive principal distributions.  This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of such classes of Senior Certificates (other than the Class PO Certificates and Interest Only Certificates) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the related Subordinate Certificates during the periods of time described in the definition of “Senior Prepayment Percentage.”

Investors in the LIBOR certificates should understand that if LIBOR is greater than or equal to a certain per annum rate, the pass-through rate of such class will remain at its maximum rate.  Investors in such Classes should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields.

Conversely, investors in the inverse-floating rate certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields.  Investors in such Classes should understand that if LIBOR is greater than or equal to a certain per annum rate, such class will accrue interest at its minimum amount, which might be 0.000%.  Further, based on the modeling assumptions set forth under “—Modeling Assumptions” below, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates on the related Loans, are expected to produce a negative yield to investors in such Classes.

Investors in the LIBOR certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors’ expectations.  Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a LIBOR certificate.

The rate and timing of defaults on the Loans will also affect the rate and timing of principal payments on the Loans and thus the yield on the offered certificates.  We cannot make assurances as to the rate of losses or delinquencies on any of the Loans.  To the extent that any losses are incurred on any of the Loans, the certificateholders of the offered certificates will bear the risk of losses resulting from default by borrowers.

The weighted average life of the offered certificates will be influenced by, among other factors, the rate of principal payments on the related Loans.

The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed under “Description of the Offered Certificates—Reports to Certificateholders” in this free writing prospectus.  These statements will include information as to the outstanding Certificate Principal Balance or Notional Amount of the certificates.  We cannot assure that any additional information regarding the offered certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

The Offered Subordinate Certificates

The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the offered Subordinate Certificates will be affected by the rate of prepayments on the related Loans, as well as the rate of borrower defaults on the related Loans resulting in Realized Losses, by the severity of those losses and by the timing thereof.  See “Description of the Offered Certificates—Allocation of Losses” in this free writing prospectus for a description of the manner in which such losses are borne by the holders of the certificates.  If the purchaser of a Subordinate Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative.  The timing of defaults and losses will also affect an investor’s actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Loans.

The yields to maturity on the classes of Subordinate Certificates with higher alphanumerical designations will be more sensitive to losses due to liquidations of defaulted Loans than will the yields on such classes with lower alphanumerical designations, and the yields to maturity on all of the Subordinate Certificates will be more sensitive to such losses than will the yields on the other classes of certificates.  The Subordinate Certificates will be more sensitive to losses due to liquidations of defaulted Loans (other than Excess Losses) because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the applicable Class PO Deferred Payment Writedown Amount and the applicable Subordinate Certificate Writedown Amount.  To the extent not covered by a servicer’s or the master servicer’s advances of delinquent monthly payments of principal and interest, delinquencies on the Loans may also have a relatively greater effect:

(1)

on the yields to investors in the Subordinate Certificates with higher alphanumerical designations than on the yields to investors in those Subordinate Certificates with lower alphanumerical designations; and

(2)

on the yields to investors in the Subordinate Certificates than on the yields to investors in the other classes of the certificates.

As described under “Description of the Offered Certificates—Interest,” “—Principal,” “—Allocation of Losses” and “—Subordination” in this free writing prospectus, amounts otherwise distributable to holders of any class of Subordinate Certificates will be made available to protect the holders of the more senior ranking classes of related certificates against interruptions in distributions due to certain borrower delinquencies.  Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Subordinate Certificates.

To the extent that a Subordinate Certificate is being purchased at a discount from its initial Certificate Principal Balance, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

Sensitivity of the Principal Only Certificates

The Principal Only certificates will be “principal only” certificates and will not bear interest.  A lower than anticipated rate of principal payments (including prepayments) on the Loans contributing to the related Loan Group or Discount Loans in the related Loan Group or Groups, as applicable, will have an adverse effect on the yield to investors in the Principal Only Certificates.

As described under “Description of the Offered Certificates—Principal” in this free writing prospectus, each PO Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Discount Loans in the related Loan Group or Groups.  The Discount Loans will have lower Net Mortgage Rates (and lower Mortgage Interest Rates) than the other Loans.  In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates.  As a result, the Discount Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

It is unlikely that the Loans relating to the Principal Only Certificates will have the precise characteristics described in this free writing prospectus or that the Loans relating to the Principal Only Certificates will all prepay at the same rate until maturity.  As a result of these factors, the pre-tax yield on the Principal Only Certificates is likely to differ from those shown in the tables above, even if all of the related Loans prepay at the indicated percentages of the Prepayment Assumption.  No representation is made as to the actual rate of principal payments on the Loans relating to the Principal Only Certificates for any period or over the life of the Principal Only Certificates or as to the yield on the Principal Only Certificates.  You must make your own decision as to the appropriate prepayment assumption to be used in deciding whether to purchase any of the Principal Only Certificates.

Sensitivity of the Interest Only Certificates

The Interest Only Certificates will not be entitled to distributions of principal.  A higher than anticipated rate of principal payments (including prepayments) on the related Loans could result in the failure of investors in the Interest Only Certificates to fully recover their initial investment.

Yield on the Residual Certificates

The after-tax rate of return to the holders of the Residual Certificates will reflect their pre-tax rates of return (which may be zero), reduced by the taxes required to be paid with respect to such certificates.  If you hold a Residual Certificate, you may have tax liabilities during the early years of the related REMIC’s term that substantially exceed any distributions payable thereon during any such period.  In addition, the present value of the tax liabilities with respect to your Residual Certificate may substantially exceed the present value of any distributions on your Residual Certificate and of any tax benefits that may arise with respect to it.  Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may be otherwise significantly adversely affected.  The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Loans.  If you own a Residual Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Residual Certificate on your after-tax rate of return.

THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement, among the depositor, the transferor and the other parties thereto, including, if applicable, the master servicer, the trust administrator, the custodian and the trustee.  The Pooling and Servicing Agreement requires the master servicer to enforce the servicers’ obligations to service the Loans pursuant to the related Servicing Agreements.  The trust created under the Pooling and Servicing Agreement will consist generally of:

(1)

all of the depositor’s right, title and interest in the Loans, the related Mortgage Notes, mortgages and other related documents;

(2)

all payments on or collections in respect of the Loans due after the Cut-Off Date, together with any proceeds thereof; and

(3)

any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed-in-lieu of foreclosure, and any revenues received from those properties.

The certificates will be transferable and exchangeable at the corporate trust office of the trust administrator.

Assignment of the Loans

On the Closing Date the depositor will transfer to the trust all of its right, title and interest in and to each Loan, the related Mortgage Notes, mortgages and other related documents, including all scheduled payments with respect to each Loan due after the Cut-Off Date and all unscheduled payments with respect to each Loan received after the Cut-Off Date.  The trust administrator, concurrently with this transfer, will deliver the certificates to the depositor.  Each Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement.  The mortgage loan schedule will include information such as the principal balance of each Loan as of the Cut-Off Date, its Mortgage Interest Rate as well as other information.

The Pooling and Servicing Agreement will require that, on or prior to the Closing Date, the depositor will deliver or cause to be delivered to the applicable custodian, on behalf of the trustee, the Mortgage Notes endorsed to the trustee on behalf of the certificateholders or in blank (or in the case of permanently lost or destroyed Mortgage Notes, lost note affidavits), the mortgages and other related documents.

Assignments of the Loans to the trustee (or its nominee) will be recorded by the applicable servicer in the appropriate public office for real property records, except (i) in states where, in the opinion of counsel addressed to the trustee, such recording is not required to protect the trustee’s interests in the Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the transferor, (ii) in states where recordation is not required by either Rating Agency to obtain the initial ratings on the certificates or (iii) with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.  Instead, pursuant to each Servicing Agreement the applicable servicer will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  It is not expected that the assignments of mortgages will be required to be recorded in any jurisdiction.

Pursuant to the Pooling and Servicing Agreement, the transferor will make, among others, the following representations and warranties with respect to each Loan as of the Closing Date:

(1)

the information set forth in the mortgage loan schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the mortgage loan schedule;

(2)

immediately prior to the transfer and assignment of the Loans to the depositor, the transferor was the sole owner and holder of the Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

(3)

the Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the transferor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and to the best of the transferor’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(4)

the Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Loan is not usurious;

(5)

the Mortgage Note, the related mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the transferor’s knowledge, all parties to the Mortgage Note and the mortgage had legal capacity to execute the Mortgage Note and the mortgage and each Mortgage Note and mortgage has been duly and properly executed by the mortgagor;

(6)

each Loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, all applicable anti-predatory and abusive lending laws;

(7)

no Mortgage Note or mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or mortgage, or the exercise of any right thereunder, render the Mortgage Note or mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(8)

each mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the mortgagor which would interfere with such right of foreclosure; and

(9)

the Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority.

Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Loan and related loan documents, the transferor will have a period of 90 days after the earlier of discovery or notice of the breach to effect a cure.  If the breach cannot be cured within the 90-day period (subject to certain time extensions), the transferor will be obligated to purchase the Loan at the Purchase Price or substitute an eligible substitute loan or loans for the affected Loan.  The Purchase Price will be required to be deposited in the Collection Account on or prior to the date the master servicer is required to remit amounts on deposit in the Collection Account to the trust administrator for deposit into the Distribution Account in the month after the purchase obligation arises.  The obligation of the transferor to purchase or substitute for a defective Loan is the sole remedy regarding breaches of representations and warranties relating to the Loans available to the trustee or the certificateholders.

In connection with the substitution of a Loan, the transferor will be required to remit any Substitution Adjustment Amount, if applicable.

Collection and Other Servicing Procedures

Each servicer will act in accordance with the servicing standard set forth in the applicable Servicing Agreement to ensure that all payments required under the terms and provisions of the Loans that it is servicing are collected, and will be required to follow collection procedures comparable to the collection procedures of mortgage lenders servicing mortgage loans for its own account, to the extent such procedures are consistent with the applicable Servicing Agreement and any primary mortgage insurance policy.  Consistent with the foregoing, each servicer may in its discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any Loan that it is servicing, subject to the restrictions set forth in the applicable Servicing Agreement.

If a Mortgaged Property has been or is about to be conveyed by the borrower and the applicable servicer has knowledge thereof, that servicer will be required to accelerate the maturity of the Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law.  If it reasonably believes that the due on sale clause cannot be enforced under applicable law, the applicable servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the borrower, to the extent permitted by applicable law, remains liable thereon.  Generally, the servicers will retain any fee collected for entering into an assumption agreement, as additional servicing compensation.

As provided in the Servicing Agreements, the servicers will be required to establish and maintain one or more accounts (each, a “Servicing Account”) into which the servicers will deposit and retain all collections from the borrower for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the borrower as provided in the Servicing Agreements.  Each Servicing Account and the investment of deposits in those accounts must comply with the requirements of the Servicing Agreements and must meet the requirements of the Rating Agencies.  Withdrawals of such amounts from the Servicing Accounts may be made only to remit funds to the master servicer on the applicable Servicer Remittance Date, to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer or servicer for any advances made with respect to such items, to refund to any borrower any sums as may be determined to be overages, to pay interest, if required, to borrowers on balances in the Servicing Accounts, to pay earnings not required to be paid to borrowers to the servicers, or to clear and terminate the Servicing Accounts at, or at any time after, the termination of the applicable Servicing Agreements.

The servicers will be required to maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

Each servicer will be required to maintain and keep, or cause to be maintained and kept, with respect to each Loan that it is servicing, other than a loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the unpaid principal balance of the Loan or the maximum insurable value of the improvements securing such Loan and containing a standard mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy.  Any amounts collected by the servicers under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the borrower in accordance with normal servicing procedures) shall be deposited in a Protected Account (as defined below).  Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the Loan so permit.  Such costs shall be recoverable by the related servicer out of related late payments by the borrower or out of insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account.  The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Although the policies relating to the Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law.  Such policies typically do not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other water related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clause typically provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

If the Mortgaged Property securing a Loan is located at the time of origination in a federally designated flood area, the applicable servicer generally will be required to cause to be maintained with respect to such Loan flood insurance to the extent available and in accordance with industry practices.  Such flood insurance generally will be in an amount equal to the lesser of (i) the unpaid principal balance of the related Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

The servicers, on behalf of the trustee and certificateholders, will be required to present claims to the insurer under any applicable hazard or flood insurance policy.  As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a Protected Account.  The servicers are required to deposit in a Protected Account the amount of any deductible under a blanket hazard insurance policy.

Realization upon Defaulted Loans

Each servicer will be required to take such action as it deems to be in the best interest of the trust with respect to defaulted Loans that it is servicing and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Loans as to which no satisfactory collection arrangements can be made.  To the extent set forth in the related Servicing Agreement or any primary mortgage insurance policy, each servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure and liquidation of the related mortgaged property in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with mortgage servicing practices of mortgage lenders servicing mortgage loans of the same type as the applicable Loans.

Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted Loan together with accrued interest thereon at its Mortgage Interest Rate.

Servicing and Master Servicing Compensation and Payment of Expenses

The master servicer will be entitled to compensation for its activities under the Pooling and Servicing Agreement as set forth therein.  Such compensation will be paid prior to distributions on the certificates.  Each of the servicers will be entitled to receive a fee (the “Servicing Fee”) as compensation for its activities under the related Servicing Agreement equal to the Servicing Fee Rate multiplied by the Scheduled Principal Balance of each Loan it services as of the due date in the month preceding the month in which the related Distribution Date occurs.  However, Prepayment Interest Shortfalls on the Loans in any Prepayment Period will be required to be offset by the related servicer (or the master servicer to the extent the related servicer fails to offset) on the related Distribution Date to the extent of Compensating Interest payments required to be made as described in this free writing prospectus.

In addition to the primary compensation described above, the applicable servicer generally will retain all prepayment premiums, penalties and charges and, if any, (and to the extent not retained by the applicable servicer, prepayment premiums, penalties and charges will be distributed to the holders of the Class P certificates or paid to the related servicer), assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from borrowers.

The applicable servicer will be required to pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in this free writing prospectus).

Protected Accounts

Each servicer will be required to establish and maintain one or more accounts (the “Protected Accounts”) into which it will deposit daily all collections of principal and interest on any Loans that it is servicing, including principal prepayments, insurance proceeds, liquidation proceeds, the Purchase Price for any Loans repurchased, and advances made from the servicer’s own funds (less the applicable Servicing Fee).  All Protected Accounts and amounts at any time credited to them must comply with the requirements of the applicable Servicing Agreements and must meet the requirements of the Rating Agencies.

Collection Account and Distribution Account

The master servicer will be required to establish and maintain an account (the “Collection Account”) into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer’s own funds.  The Collection Account may be deemed to be a subaccount of the Distribution Account, and both the Collection Account and amounts at any time credited to it must comply with the requirements of the Pooling and Servicing Agreement and must meet the requirements of the Rating Agencies.  The master servicer will be required to deposit in the Collection Account at the close of business on the related Servicer Remittance Date, as received, the following amounts:

(1)

With respect to the Loans, all amounts received from the servicers as of the close of business on the related Servicer Remittance Date including:

(a)

all payments on account of principal of the Loans, including unscheduled principal prepayments on the Loans;

(b)

all payments on account of interest on the Loans adjusted to the Net Mortgage Rate;

(c)

all net insurance proceeds and net proceeds from the liquidation of Loans, including condemnation proceeds, to the extent those proceeds are not to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicer’s normal servicing procedures;

(d)

any amounts deposited in the Collection Account by the master servicer in connection with any losses on the investments permitted by the Pooling and Servicing Agreement;

(e)

any amounts deposited in the Collection Account by the master servicer in connection with a deductible clause in any blanket hazard insurance policy;

(f)

all proceeds of a primary mortgage guaranty insurance policy; and

(g)

the net monthly rental income from the REO Properties;

(2)

Advance amounts;

(3)

any amounts payable in connection with the purchase of any Loan and any Substitution Adjustment Amounts; and

(4)

Compensating Interest payments.

On the business day prior to each Distribution Date, the master servicer will withdraw or cause to be withdrawn from the Collection Account and will be required to remit to the trust administrator for deposit in the Distribution Account the Available Funds for such Distribution Date.

As compensation for its master servicing obligations, the master servicer will be entitled to receive all investment earnings on amounts in the Collection Account.

The trust administrator will be required to establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the “Distribution Account”), into which will be deposited on the day prior to each Distribution Date, amounts withdrawn from the Collection Account for distribution to certificateholders  on each Distribution Date, any amounts the master servicer must deposit in connection with any losses on the investments permitted by the Pooling and Servicing Agreement and any other amounts required to be deposited under the Pooling and Servicing Agreement.  The Distribution Account will be an account meeting the eligibility requirements of the Pooling and Servicing Agreement.  Amounts on deposit in the Distribution Account may be invested for the benefit of the trust administrator in the investments permitted by the Pooling and Servicing Agreement maturing on or before the business day prior to the related Distribution Date unless the investments are invested in obligations of, or obligations managed by, the institution that maintains the Distribution Account, in which case the investments may mature on the related Distribution Date.

As compensation for its trust administrator obligations, the trust administrator will be entitled to receive all investment earnings on amounts in the Distribution Account.

Certain Matters Regarding the Master Servicer

The Pooling and Servicing Agreement will generally provide that the master servicer may resign from its obligations and duties thereunder upon appointment of a successor and receipt by the trustee of confirmation from each Rating Agency that such resignation and appointment will not result in a downgrade of the ratings of any of the certificates or upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law.  No such resignation will become effective until the trustee or a successor master servicer has assumed the obligations and duties of the master servicer to the extent required under the Pooling and Servicing Agreement.  The master servicer also has the right to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee.  If the trust administrator and the master servicer are the same entity, then at any time the trust administrator resigns or is removed as trust administrator, the master servicer shall likewise be removed as master servicer.

The Pooling and Servicing Agreement will generally provide that neither the master servicer nor any of its directors, officers, employees and agents shall be under any liability to the trust for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment made in good faith; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer’s duties or by reason of reckless disregard of the master servicer’s obligations and duties thereunder.  In addition, the Pooling and Servicing Agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability.  The master servicer may, however, undertake any such action which it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties to it.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer will be entitled to be reimbursed therefor from the trust.

The Servicing Agreements generally provide similar protections to the servicers as are provided to the master servicer under the Pooling and Servicing Agreement described above.

Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer is a party, or any corporation succeeding to the business of the master servicer will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that any such successor to the master servicer shall be qualified to service loans on behalf of Fannie Mae or Freddie Mac.

The Pooling and Servicing Agreement will provide that the master servicer, the trust administrator, the depositor, the transferor, the custodian and any director, officer, employee or agent of the master servicer, the trust administrator, the depositor, the custodian or the transferor will be indemnified by the trust and will be held harmless against any loss, liability or expense (i) that is incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority, (ii) that is incurred in connection with the performance of their respective duties and obligations and the exercise of or the failure to exercise their rights under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of such duties or incurred by reason of reckless disregard of their duties and obligations under the Pooling and Servicing Agreement, or (iii) that is incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the Loans or the certificates.  The trust shall fulfill such obligation from amounts on deposit in the Collection Account.

Events of Servicing Termination

An “Event of Servicing Termination” with respect to the master servicer under the Pooling and Servicing Agreement will consist of, among other things, (i) failure by the master servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the master servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for one business day, (ii) failure by the master servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it that materially affects the rights of certificateholders, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the master servicer, (iii) the entry against the master servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the master servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or substantially all of its property, (v) admission by the master servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations, or (vi) the assignment or delegation by the master servicer of its duties or rights under the Pooling and Servicing Agreement in contravention of the provisions in the Pooling and Servicing Agreement permitting such assignment or delegation.

In each and every such case, so long as such Event of Servicing Termination with respect to the master servicer shall not have been remedied, the trustee may, and (i) at the written direction of the holders of certificates aggregating ownership of not less than 25% of the voting rights described below under “—Voting Rights,” or (ii) if such Event of Servicing Termination is related to a failure by the master servicer to make any Advance required to be made by it pursuant to the terms of the Pooling and Servicing Agreement, the trustee shall, in each case by notice in writing to the master servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the master servicer under the Pooling and Servicing Agreement and in and to the Loans master serviced by the master servicer and the proceeds thereof.  Upon the receipt by the master servicer of such written notice, all authority and power of the master servicer under the Pooling and Servicing Agreement, whether with respect to the certificates, the Loans, the Servicing Agreements, or under any other related agreements (but only to the extent that such other agreements relate to the Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the trustee.

Upon receipt by the master servicer of a notice of termination or delivery of an opinion of counsel to the trustee to the effect that the master servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for in the Pooling and Servicing Agreement and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement; provided, however, that the trustee (i) will be under no obligation to repurchase any Loan; and (ii) will have no obligation whatsoever with respect to any liability incurred by the prior master servicer.  As compensation therefor, the trustee shall be entitled to all funds relating to the Loans and all other compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred.  Notwithstanding the above, the trustee may, if it is unwilling so to act, or shall, if it is legally unable so to act or is requested in writing to do so by holders of certificates aggregating not less than 25% of the voting rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which is a Fannie Mae or Freddie Mac approved seller/servicer (and which meets certain other requirements provided in the Pooling and Servicing Agreement) as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement.  Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement.  In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation may not be in excess of the compensation permitted the master servicer as provided above, and that such successor will be required to undertake and assume the obligations of the master servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement.  Notwithstanding the foregoing, in the case of such appointment and assumption, the trustee will be entitled to reimbursement from the master servicer or the trust (provided that the trust will be entitled to reimbursement from the master servicer) for any costs and expenses incurred in connection with the appointment of such successor master servicer.

Under each Servicing Agreement, an event of default by a servicer will generally occur if:  (a) the servicer fails to remit to the master servicer or the trust administrator, as applicable, any payment required to be made under the related Servicing Agreement which continues unremedied for the period specified in the related Servicing Agreement, (b) the servicer fails to duly observe or perform in any material respect any other of the covenants or agreements of the servicer set forth in the related Servicing Agreement which continues unremedied for the period set forth in the related Servicing Agreement, (c) certain insolvency events occur with respect to the servicer, or (d) if the servicer ceases to be approved as a servicer by Fannie Mae or Freddie Mac.

In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required under the Pooling and Servicing Agreement to enforce any remedies against the servicer, and will be required under the Pooling and Servicing Agreement to either find a successor servicer or assume the primary servicing obligations for the related Loans itself as set forth in the applicable Servicing Agreement.

Advances

If the scheduled payment on a Loan which was due on a related due date is delinquent (other than as a result of application of the Relief Act), the applicable servicer will be required to remit to the master servicer on its Servicer Remittance Date, an amount equal to such delinquency, net of the Servicing Fee except to the extent the servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the Loan for which such advance was made.  Subject to the foregoing, such advances will be made by the servicers through liquidation of the related Mortgaged Property.  If the applicable servicer fails to remit any required advance, the master servicer will be required, subject to a recoverability determination, to deposit such advance in the Distribution Account not later than one business day prior to the related Distribution Date to the same extent the related servicer is required to make such advance pursuant to the related Servicing Agreement.  Any failure of the master servicer to make such advances would constitute an Event of Servicing Termination as discussed under “—Events of Servicing Termination” above.  The trustee, as successor master servicer, will be required to make any advance which the master servicer was required to make but failed to so make.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate upon the earlier to occur of:

(1)

the later of (a) the final payment or other liquidation of the last Loan included in the trust and (b) the distribution of all amounts required to be distributed to certificateholders under the Pooling and Servicing Agreement; and

(2)

the exercise by the master servicer of its right to terminate the trust as described below.

Written notice of termination will be given to holders of certificates, and the final distribution will be made only upon surrender and cancellation of the certificates at the office of the trust administrator designated in the notice.

The master servicer will have the right to purchase all of the Loans and REO Properties in the trust and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Scheduled Principal Balance of the Loans and REO Properties is less than the specified percentage of the aggregate Scheduled Principal Balance of the Loans as of the Cut-Off Date.  In the event that the option is exercised, the purchase will be made at a price equal to the sum of (i) the greater of (x) 100% of the unpaid principal balance of each purchased Loan (other than Loans for which the related Mortgaged Property is an REO Property) plus accrued and unpaid interest for that Loan at the applicable Net Mortgage Rate and (y) the fair market value of that Loan (to be determined pursuant to a bid procedure in accordance with the Pooling and Servicing Agreement) plus accrued and unpaid interest at the applicable Net Mortgage Rate, and (ii) the lesser of (x) the appraised value of any purchased REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the master servicer at the expense of the master servicer and (y) the unpaid principal balance of each Loan related to any purchased REO Property plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate.  Proceeds from the purchase (other than, with respect to any Loan, an amount equal to the excess, if any, of the amount in clause (i)(y), over the amount in clause (i)(x), in each case set forth in the immediately preceding sentence (such excess, the “Fair Market Value Excess”)) will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the Pooling and Servicing Agreement.  Any Fair Market Value Excess received in connection with the purchase will not be included in Available Funds and will be distributed to the holders of the Class A-LR certificates.  Any purchase of Loans and REO Properties will result in the early retirement of the certificates.

Voting Rights

With respect to any date of determination, the percentage of all of the voting rights allocated among holders of the certificates (other than the Interest Only Certificates) will be 98% and will be allocated among the classes of those certificates in the proportion that the aggregate Certificate Principal Balance of a class then outstanding bears to the aggregate Certificate Principal Balance of all certificates then outstanding.  With respect to any date of determination, the percentage of all the voting rights allocated among holders of the Interest Only Certificates in the aggregate and the Class P certificates will each be 1%.  The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding Certificate Principal Balances, or percentage interest, of those certificates.

Amendment

The Pooling and Servicing Agreement may be amended by all of the parties to it without the consent of the holders of the certificates, for any of the following purposes:

(1)

to cure any ambiguity or mistake;

(2)

to correct or supplement any provisions which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or the related prospectus supplement;

(3)

to add to the duties of the depositor, the transferor, the trust administrator, the trustee, the custodian or the master servicer;

(4)

to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; or

(5)

to modify, alter, amend or add to or rescind any of the terms or provisions contained in the Pooling and Servicing Agreement.

However, any of the actions listed in clauses (4) and (5) above may not adversely affect in any material respect the interests of any certificateholder, as evidenced by:

(1)

notice from the Rating Agencies that the action will not result in the reduction or withdrawal of the rating of any outstanding class of certificates; or

(2)

an opinion of counsel delivered to the trustee.

In addition, the Pooling and Servicing Agreement may be amended by all of the parties to it with the consent of the holders of a majority in interest of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of certificates.  However, no amendment of this type may:

(1)

reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of certificates without the consent of the holders of those certificates;

(2)

adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66%; or

(3)

reduce the percentage of aggregate outstanding principal amounts of certificates, the holders of which are required to consent to an amendment, without the consent of the holders of all certificates then outstanding.

Evidence as to Compliance

Each Servicing Agreement will provide that in March of each year, beginning March 2007, the related servicer will provide to the master servicer, trust administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria.  The Pooling and Servicing Agreement will provide that in March of each year, beginning March 2007, the master servicer, trust administrator and custodian will provide to the trust administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria.  In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the master servicer, the trust administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance.  The AB Servicing Criteria include specific criteria relating to the following areas:  general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration.  Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

Each servicing agreement will also provide for delivery to the master servicer, the trust administrator and the depositor in March of each year, beginning March 2007, a separate annual statement of compliance from the related servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each such failure and the nature and status of such failure.   This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance will be made available to certificateholders without charge upon written request to the trust administrator at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services – MASTR Asset Securitization Trust 2006-1.  These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

The Trustee

Pursuant to the Pooling and Servicing Agreement, a trustee will be appointed for the certificates pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense:  (i) that is incurred by the trustee arising out of or in connection with any legal action relating to the Pooling and Servicing Agreement, the Loans or the certificates; (ii) that is incurred by the trustee arising out of or in connection with the performance of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement or incurred by reason of reckless disregard of the trustee’s duties and obligations under the Pooling and Servicing Agreement, (iii) that is incurred by reason of any action of the trustee taken at the direction of the holders of the certificates or (iv) that results from any error in any tax or information return prepared by the master servicer.  The trust shall fulfill such obligation from amounts on deposit in the Distribution Account.

The Trust Administrator

Wells Fargo Bank, N.A., a national banking association, will act as trust administrator pursuant to the Pooling and Servicing Agreement.  The trust administrator’s offices for purposes of presentment of certificates for registration of transfer, exchange or final payment is Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust Services—MASTR Asset Securitization Trust 2006-1, and for all other purposes is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  Corporate Trust Services—MASTR Asset Securitization Trust 2006-1.  The trust administrator will be entitled to compensation for its activities under the Pooling and Servicing Agreement equal to the investment earnings on all amounts on deposit in the Distribution Account.  The Pooling and Servicing Agreement will provide that the trust administrator and any director, officer, employee or agent of the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense:  (i) that is an “unanticipated expense” within the meaning of the REMIC provisions of the Code, (ii) that is incurred by the trust administrator arising out of or in connection with any legal action relating to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates; (iii) that is incurred by the trust administrator arising out of or in connection with the performance of its obligations and duties under the Pooling and Servicing Agreement; or (iv) that is incurred by reason of any action or inaction of the trust administrator taken at the direction of the holders of the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trust administrator’s duties under the Pooling and Servicing Agreement.  The trust shall fulfill such obligation from amounts on deposit in the Distribution Account.

In the event the trust administrator is terminated or resigns pursuant to the Pooling and Servicing Agreement, the trustee or other successor trust administrator will be appointed to perform the obligations of the trust administrator.  The trustee or successor trust administrator will be entitled to be reimbursed by the master servicer for all reasonable costs and expenses associated with the transfer of the duties of the trust administrator and will be entitled to compensation equal to the compensation received by the trust administrator.  If the master servicer and the trust administrator are the same entity, then at any time the master servicer is terminated or resigns as master servicer, the trust administrator shall likewise be removed as trust administrator.

FEDERAL INCOME TAX CONSEQUENCES

General

Elections will be made to treat the trust as multiple separate REMICs (the “Upper-Tier REMIC” and one or more “Lower-Tier REMICs”) for federal income tax purposes.  The Upper-Tier REMIC holds REMIC regular interests issued by a Lower-Tier REMIC that will hold either Loans or REMIC regular interests issued by another Lower-Tier REMIC, as set forth in the Pooling and Servicing Agreement.  The Regular Certificates will be designated as “regular interests” in the Upper-Tier REMIC.  The Class A-LR certificates will represent ownership of the sole class of “residual interest” issued by one or more Lower-Tier REMICs that hold Loans.  The Class A-UR certificates will represent ownership of the sole class of “residual interest” issued by each other REMIC, including the Upper-Tier REMIC and any Lower-Tier REMICs that hold REMIC regular interests.

Regular Certificates

The Regular Certificates generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes.  Income on Regular Certificates must be reported under an accrual method of accounting.  The Principal Only Certificates will be issued with original issue discount in an amount equal to the excess of their initial Certificate Principal Balance over their issue price.  Although the tax treatment is not entirely certain with respect to the Interest Only Certificates, each class of Interest Only Certificates will be treated as having original issue discount equal to the excess of all expected payments of interest on such class over the issue price of such class.  A holder of a class of Interest Only Certificates may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which it would be entitled if there were no further prepayments of the Loans, but such treatment is unclear.  Certain other classes of Regular Certificates may be issued with original issue discount in an amount equal to the excess of their initial respective Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date), over their issue prices (including all accrued interest prior to the Closing Date) depending on their issue price.  Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium.  Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder.  Holders of such classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium.  The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and market discount and whether any such discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be set forth or described in the related prospectus supplement or the Pooling and Servicing Agreement.  No representation is made as to the actual rate at which the Loans will prepay.  See “Federal Income Tax Consequences—REMICs—General—Characterization of Investments in REMIC Securities” in the prospectus for a discussion of the status of the Regular Certificates for particular types of investors.

The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash.  In the case of a Subordinate Certificate, accrued income may exceed cash distributions as a result of the preferential right of classes of related Senior Certificates to receive cash distributions in the event of losses or delinquencies on the Loans.  Prospective purchasers of Subordinate Certificates should consult their tax advisors regarding the timing of income from those certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Regular Securities” in the prospectus.

Residual Certificates

The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income.  The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding.  Prospective investors are cautioned that the Residual Certificates’ REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability.  Furthermore, prospective investors in the Residual Certificates should expect that all of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non U.S. investors, with no exemption or treaty reduction.

The Residual Certificates will be considered “noneconomic residual interests,” with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax.  Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trust administrator with an affidavit as described in this free writing prospectus under “Description of the Offered Certificates―Restrictions on Transfer of the Residual Certificates.”  See “Federal Income Tax Consequences―REMICs―Taxation of Owners of Residual Securities―Limitations on Offset or Exemption of REMIC Income,” and “―Tax Related Restrictions on Transfer of Residual Securities” and “―Noneconomic Residual Interests” in the prospectus.

An individual, trust or estate that holds a Residual Certificate (whether the certificate is held directly or indirectly through certain pass through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Loans and other administrative expenses of the related REMIC in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability.  Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class A-LR certificates in respect of the residual interest in each Lower Tier REMIC that holds Loans.  In addition, some portion of a purchaser’s basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC.  Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any “safe harbor” payment described in this free writing prospectus under “Description of the Offered Certificates―Restrictions on Transfer of the Residual Certificates” and under “Federal Income Tax Consequences―REMICs―Taxation of Owners of Residual Securities―Noneconomic Residual Interests” in the prospectus, are unclear.  Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

Due to the special tax treatment of residual interests, the effective after tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

Prospective purchasers of the Residual Certificates should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Residual Securities” in the prospectus.

REMIC Taxes and Reporting

It is not anticipated that the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code.  However, in the event that any such tax is imposed on the trust, such tax will be borne:

(1)

by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

(2)

by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

(3)

by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement; and

(4)

otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the certificates.

See “Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

The responsibility for filing annual federal information returns and other reports will be borne by the master servicer.  See “Federal Income Tax Consequences—REMICs—Administrative Matters” in the prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

STATE AND OTHER TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state, local or other jurisdiction.  Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

Any plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those certificates.  See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this free writing prospectus and in the prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

The U.S. Department of Labor has granted individual administrative exemptions to UBS Securities LLC (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the mortgage loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

The offered certificates rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Those classes not rated in one of the two highest rating categories will not constitute “mortgage related securities” for purposes of SMMEA.

Institutions subject to the jurisdiction of the following agencies should review applicable rules, supervisory policies and standards of these agencies before purchasing any of the offered certificates:

(1)

the Office of the Comptroller of the Currency;

(2)

the Board of Governors of the Federal Reserve System;

(3)

the Federal Deposit Insurance Corporation;

(4)

the Office of Thrift Supervision;

(5)

the National Credit Union Administration; or

(6)

state banking, insurance or other regulatory authorities.

The offered certificates may be deemed to be unsuitable investments under one or more of these rules, policies and standards and certain restrictions may apply to those investments.  It should also be noted that certain states have enacted legislation limiting to varying extents the ability of some entities, in particular, insurance companies, to invest in mortgage related securities.  Investors should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for those investors.  See “Legal Investment” in the prospectus.

RATINGS

The ratings will be the views only of the Rating Agencies.  We cannot provide assurance that any ratings will continue for any period of time or that the ratings will not be revised or withdrawn.  Any revision or withdrawal of the ratings may have an adverse effect on the market price of the offered certificates.

A securities rating addresses the likelihood of the receipt by the certificateholders of distributions on the offered certificates.  The ratings on the offered certificates do not constitute statements regarding the possibility that the certificateholders might realize a lower than anticipated yield.  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each securities rating should be evaluated independently of similar ratings on different securities.

The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The ratings assigned by the Rating Agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on loans by certificateholders under the agreements pursuant to which the certificates are issued.  The ratings of the Rating Agencies take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.  The ratings assigned by the Rating Agencies do not, however, constitute statements regarding the likelihood or frequency of prepayments on loans or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.  The ratings assigned by the Rating Agencies to the Interest Only Certificates do not address whether investors will recoup their initial investment.  The ratings assigned by the Rating Agencies to the Principal Only Certificates only addresses the return of their Certificate Principal Balance.  The rating assigned the Residual Certificates only addresses the return of the related Certificate Principal Balance and interest on that balance at its pass-through rate.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor will not request that any rating agency not monitor their ratings of the offered certificates, and the depositor will not request that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings currently pending against any of the sponsor, the depositor or the issuing entity.

GLOSSARY OF TERMS

“AB Servicing Criteria” means the minimum servicing criteria established in Item 1122(d) of Regulation AB.

“Accrued Certificate Interest” means, for each class of certificates (other than the Principal Only Certificates) for each Distribution Date, the “Accrued Certificate Interest” as described under “Description of the Offered Certificates—Interest” in this free writing prospectus.

“Adjustment Amount” means, for the Special Hazard Loss Coverage Amount and, with respect to each anniversary of the Cut-off Date, the amount, if any, by which the Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) may be reduced as determined by the applicable rating agencies.

“Advance” means any of the advances required to be made by the servicer or the master servicer, as applicable, for any Distribution Date in an amount equal to the aggregate of all payments of principal and interest on the Loans, net of the Servicing Fee and the Master Servicing Fee, if applicable, that were due on the related due date, and that were not received by the related determination date as set forth in the applicable Servicing Agreement.

“Aggregate Subordinate Percentage” means, with respect to the Subordinate Certificates and any Distribution Date, the sum of the Certificate Principal Balances of the Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate of the Scheduled Principal Balances of the Loans (net of the PO Percentage of the Scheduled Principal Balance of each Discount Loan).

“Allocable Share” means, with respect to any Distribution Date and any class of Subordinate Certificates, the portion of the Subordinate Optimal Principal Amount allocable to such class, equal to the product of the Subordinate Optimal Principal Amount for each Loan Group in the aggregate on such Distribution Date and a fraction, the numerator of which is the related Certificate Principal Balance of that class and the denominator of which is the aggregate of the Certificate Principal Balances of the Subordinate Certificates; provided, that no class of Subordinate Certificates (other than the most senior) will be entitled on any Distribution Date to receive distributions pursuant to clauses (5), (6), and (7) of the definition of Subordinate Optimal Principal Amount with respect to any Group unless the Class Prepayment Distribution Trigger for that class is satisfied for that Distribution Date; if the Class Prepayment Distribution Trigger is not satisfied for an outstanding class of Subordinate Certificates, those amounts will be distributable to the remaining classes of Subordinate Certificates for which the Class Prepayment Distribution Trigger is satisfied, pro rata, according to Certificate Principal Balance.

“Apportioned Subordinate Principal Distribution Amount” means, with respect to the Subordinate Certificates and any Distribution Date, the product of (i) the aggregate Subordinate Principal Distribution Amount for the Subordinate Certificates net of amounts applied from the Subordinate Principal Distribution Amount to pay any PO Deferred Amounts and (ii) the applicable Apportionment Fraction.

“Apportionment Fraction” means, with respect to the Subordinate Certificates and in the event that the Certificate Principal Balances of all the Senior Certificates of any Certificate Group have been reduced to zero, a fraction the numerator of which is equal to the Subordinate Optimal Principal Amount for such Loan Group whose Senior Certificates have been reduced to zero and the denominator of which is equal to the aggregate of the Subordinate Optimal Principal Amounts.

“Available Funds” means, with respect to any Loan Group and any Distribution Date, an amount equal to the amounts on deposit in the Collection Account on the business day immediately preceding that Distribution Date with respect to that Loan Group less:

(a)

amounts permitted to be withdrawn from the Collection Account on or prior to the business day immediately preceding that Distribution Date with respect to that Loan Group, including (without duplication) all amounts reimbursed or paid to the master servicer, each servicer, the trust administrator, the trustee, the transferor or the depositor on or prior to that date;

(b)

all unscheduled principal prepayments, all net insurance proceeds and all net liquidation proceeds from the liquidation of the Loans in that Loan Group, including related condemnation proceeds, in each case received after the related Prepayment Period, excluding prepayment penalties;

(c)

all scheduled principal payments on the Loans in that Loan Group due after the related due date;

(d)

any amount deposited in the Collection Account on account of the Loans in that Loan Group and not required to be deposited therein;

(e)

Recoveries received on or following the related Cross-Over Date and any PO Recoveries, which, in each case, will be distributed to certain classes of Senior Certificates, as described under “Description of the Offered Certificates—Principal” in this free writing prospectus; and

(f)

any amounts representing Fair Market Value Excess received in connection with the master servicer’s exercise of its optional termination of the trust.

Prepayment premiums, penalties and charges received on the Loans will not be part of Available Funds or available for distribution to the holders of the offered certificates or non-offered Subordinate Certificates.

“Bankruptcy Loss Coverage Amount” means, with respect to each Loan Group, an amount determined by the Rating Agencies, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions.  As of any Distribution Date on or after the Cross-Over Date, the Bankruptcy Loss Coverage Amount will be zero.  The Bankruptcy Loss Coverage Amount may be reduced or modified upon written confirmation from the Rating Agencies that the reduction or modification will not adversely affect the then current ratings of the Senior Certificates by the Rating Agencies.  Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations and Debt Service Reductions.

“Certificate Principal Balance” means, with respect to any class of certificates (other than the Interest Only Certificates) and any date, the principal balance of that class on the date of the initial issuance of the certificates as reduced, but not below zero, by:

(1)

all amounts distributed on previous Distribution Dates on that class on account of principal;

(2)

the principal portion of all Realized Losses allocated to that class on previous Distribution Dates; and

(3)

in the case of a class of Subordinate Certificates, the portion, if any, of any Subordinate Certificate Writedown Amount and any Class PO Deferred Payment Writedown Amount allocated to that class for previous Distribution Dates;

provided, however, that the Certificate Principal Balance of a class of certificates may be increased up to the amount of Realized Losses previously allocated to such class, in the event that there is a Recovery on a related Loan, as described under “Description of the Offered Certificates—Principal” in this free writing prospectus.

“Class PO Deferred Payment Writedown Amount” means, with respect to any Distribution Date, the amount, if any, distributed on that Distribution Date in respect of any PO Deferred Amounts pursuant to priority third of the second paragraph under “Description of the Offered Certificates—Allocation of Available Funds” in this free writing prospectus.

“Class Prepayment Distribution Trigger” is satisfied, with respect to a class of Subordinate Certificates and any Distribution Date, if either (i) the Fractional Interest for such class for such date equals or exceeds the Fractional Interest for such class calculated as of the date of issuance of the certificates, or (ii) that class of Subordinate Certificates is the only class of Subordinate Certificates then outstanding.

“Closing Date” means the date on which the Certificates are issued.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means the account established and maintained by the master servicer for the benefit of the certificateholders, which may be deemed to be a subaccount of the Distribution Account.

“Compensating Interest” for any Distribution Date and any servicer is an amount required to be paid by such servicer under the related Servicing Agreement in connection with Prepayment Interest Shortfalls that occur on Loans serviced by such servicer for the related Distribution Date.  The amount of such Compensating Interest payments is generally limited to the aggregate Servicing Fees due to the applicable servicer for such Distribution Date.  If any servicer fails to make its required Compensating Interest payment on any Distribution Date, the master servicer will be required to make such Compensating Interest payment to the same extent that such servicer was required to make such Compensating Interest payment.

“Cross-Over Date” means, with respect to the Subordinate Certificates related to a Loan Group, the Distribution Date on which the Certificate Principal Balances of such Subordinate Certificates have been reduced to zero.

“Cut-Off Date” means the first day of the month in which the Closing Date occurs.

“Cut-Off Date Principal Balance” means, with respect to any Loan, the Principal Balance as of the Cut-Off Date.

“Debt Service Reduction” means a reduction in the amount of the monthly payment due on a Loan as established by a bankruptcy court in a bankruptcy of the related borrower, other than a Deficient Valuation.

“Deficient Valuation” means the difference between the outstanding principal balance of a Loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the mortgaged property at an amount less than the then outstanding principal balance of the Loan in connection with a bankruptcy of the related borrower.

“Definitive Certificate” means any certificate represented by a physical certificate and not a book-entry certificate.

“Discount Loan” means any Loan contributing to or in a Loan Group with a Net Mortgage Rate as of the Cut-Off Date less than the Required Coupon for such Loan Group.

“Distribution Account” means the account established and maintained by the trust administrator for benefit of the certificateholders.

“Distribution Date” means the 25th day of each month, or if that day is not a business day, the first business day after that 25th day, commencing in the calendar month following the calendar month in which the Closing Date occurs.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Servicing Termination” means any one of the conditions or circumstances enumerated under “The Pooling and Servicing Agreement—Events of Servicing Termination” in this free writing prospectus.

“Excess Loss” means, as to any Loan, a Deficient Valuation, Fraud Loss or Special Hazard Loss or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

“Fair Market Value Excess” means, with respect to any Loan, “Fair Market Value Excess” as defined under “The Pooling and Servicing Agreement—Termination” in this free writing prospectus.

“Fractional Interest” means, with respect to any Distribution Date and each class of Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of Subordinate Certificates subordinate to such class, if any, and the denominator of which is the aggregate Scheduled Principal Balance of the Loans.

“Fraud Loss” means any Realized Loss attributable to fraud in the origination of the related Loan, as reported by the applicable servicer to the master servicer.

“Fraud Loss Coverage Amount” means, with respect to the Loans, the approximate amount determined by the Rating Agencies.

“Group” means either a Certificate Group, Loan Group, as the context requires.

“Group Subordinate Amount” with respect to any Distribution Date, is the excess of the sum of the Scheduled Principal Balance of the Loans in such Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates of the related Certificate Group immediately prior to that Distribution Date.

“Interest Accrual Period” means, for any Distribution Date and each class of offered certificates (other than the LIBOR certificates), the period from and including the first day of the calendar month immediately preceding the month in which such Distribution Date occurs, commencing on the Cut-off Date to and including the last day of that month.  With respect to any Distribution Date and the LIBOR certificates, the period from and including the Distribution Date of the month preceding the month in which such Distribution Date occurs (and in the case of the first Distribution Date, the 25th day of such preceding calendar month) to and including the day preceding such Distribution Date.

“Interest Only Certificates” means the classes of certificates that, by their terms, are not entitled to distributions of interest.

“Interest Shortfall” means, with respect to a Loan and any Distribution Date, “Interest Shortfall” as described under “Description of the Offered Certificates—Interest” in this free writing prospectus.

“LIBOR Certificates” means those certificates that accrue interest at a rate determined by reference to LIBOR.

“Liquidated Loan” means any defaulted Loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of such Loan have been recovered.

“Loan” means any of the loans included in the trust.

“Loan-to-Value or LTV Ratio” means, with respect to a Loan at any given time, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related Mortgaged Property or its appraised value at the time of sale, or (b) in the case of a refinance, the appraised value of the related Mortgaged Property at the time of such refinance; provided, however, that for purposes of determining whether primary mortgage insurance is required at origination for any Loan, this calculation may vary depending on the state in which the related mortgaged property is located.

“Loss Allocation Limitation” means, with respect to any Loan Group, the limitation on reductions of the Certificate Principal Balance of any class on any Distribution Date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Senior Certificates (other than the related Interest Only Certificates and related Class PO Certificates) and Subordinate Certificates as of that Distribution Date to an amount less than the aggregate Principal Balances of the Loans in such Loan Group as of the following Distribution Date, less (i) any Deficient Valuations applicable to such Loan Group occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero and less (ii) the PO Percentage of the Scheduled Principal Balance of any related Discount Loans.

“Mortgage Interest Rate” means, with respect to each Loan, the per annum interest rate at which the Loan accrues interest.

“Mortgage Note” is a document that evidences an interest in a Loan secured by a mortgage or deed of trust.

“Mortgaged Property” means, with respect to any Loan, the property securing the Loan.

“Net Interest Shortfall” means, with respect to any Loan Group and any Distribution Date, “Net Interest Shortfall” as defined under “Description of the Offered Certificates—Interest” in this free writing prospectus.

“Net Mortgage Rate” for each Loan is the applicable Mortgage Interest Rate less (i) the Servicing Fee Rate and (ii) the Master Servicing Fee Rate, if applicable.

“Net Prepayment Interest Shortfall” means, with respect to any Distribution Date, “Net Prepayment Interest Shortfall” as defined under “Description of the Offered Certificates—Interest” in this free writing prospectus.

“Non-Discount Loan” means, with respect to any Loan Group, any Loan contributing to or in such Loan Group having a Net Mortgage Rate as of the Cut-Off Date equal to or in excess of the Required Coupon for such Loan Group.

“Non-Excess Realized Loss” means any Realized Loss other than an Excess Loss.

“Non-PO Percentage” means, with respect to any Loan Group and:

(1)

any Discount Loan in that Loan Group, the fraction, expressed as a percentage, equal to the Net Mortgage Rate divided by the Required Coupon for such Loan Group; and

(2)

any Non-Discount Loan in that Loan Group, 100%.

“Non-PO Recoveries” means, with respect to Recoveries and any Distribution Date, an amount equal to the excess, if any, of (i) the amount of the Recoveries, over (ii) the amount of the aggregate of the PO Recoveries for that Distribution Date.

“Original Subordinate Principal Balance” means, with respect to the Subordinate Certificates, the aggregate of the Certificate Principal Balances of the Subordinate Certificates as of the date of issuance of the certificates.

“Plan” is any:

(1)

employee benefit plan as defined in Section 3(3) of ERISA which is subject to Title I of ERISA;

(2)

plan described in Section 4975(e)(1) of the Code which is subject to Section 4975 of the Code, including individual retirement accounts, education savings accounts or Keogh plans; or

(3)

entity whose underlying assets include plan assets by reason of an investment in the entity by a plan described in clause (1) or (2) above.

"PO Deferred Amount" means, with respect to the Loans and any Distribution Date on or prior to the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion for each Discount Loan of the Non-Excess Realized Losses on such Discount Loan allocated to the related Class PO certificates on such Distribution Date and (2) all amounts previously allocated to the related Class PO Certificates in respect of those losses and not distributed to the related Class PO certificates on prior Distribution Dates.

“PO Principal Distribution Amount” means, for  any Distribution Date, the sum of:

(1)

the applicable PO Percentage of all scheduled monthly payments of principal due on each Loan contributing to such Loan Group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)

the applicable PO Percentage of the principal portion of the Scheduled Principal Balance of each Loan contributing to such Loan Group that was repurchased by the transferor or another person with respect to that Distribution Date;

(3)

the applicable PO Percentage of any Substitution Adjustment Amounts received in respect of Loans contributing to such Loan Group and with respect to that Distribution Date;

(4)

the applicable PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received on Loans contributing to such Loan Group in the prior calendar month with respect to a Loan that is not a Liquidated Loan;

(5)

with respect to each Loan in that Loan Group that became a Liquidated Loan during the prior calendar month, the lesser of:

(a)

the applicable PO Percentage of the Scheduled Principal Balance of that Loan; and

(b)

the applicable PO Percentage of the amount of the net insurance or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month; and

(6)

the applicable PO Percentage of:

(a)

principal prepayments in full received in respect of Loans in that Loan Group during the related Prepayment Period;

(b)

partial principal prepayments in respect of Loans in that Loan Group applied during the related Prepayment Period; and

(c)

Recoveries received in respect of Loans in that Loan Group during the calendar month prior to such Distribution Date, but in no event to exceed the related PO Deferred Amount for such Distribution Date;

provided, however, that, if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Discount Loan in a Loan Group that is not a Liquidated Loan after the related Bankruptcy Loss Coverage Amount has been reduced to zero, the PO Principal Distribution Amount for such Loan Group will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of the Deficient Valuation or Debt Service Reduction in respect of Loans in that Loan Group.

“PO Percentage” means, with respect to:

(1)

any Discount Loan, 100% minus the Non-PO Percentage for that Discount Loan; and

(2)

any Non-Discount Loan.

“PO Recovery” means, with respect to Recoveries on Discount Loans, any Distribution Date and each class of Class PO Certificates, an amount equal to the lesser of (a) the PO Percentage of each Recovery on a Discount Loan in a Loan Group and (b) the PO Deferred Amount for a Loan Group.

“Pooling and Servicing Agreement” is the pooling and servicing agreement dated as of the Cut-off Date among the depositor, the transferor, the master servicer, the trustee and the other parties thereto.

“Prepayment Interest Shortfall” means, with respect to any Distribution Date and each Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month’s interest at the Net Mortgage Rate on the Scheduled Principal Balance of the Loan or partial payment, as applicable, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to the Loan principal prepayment.

“Prepayment Period” means, with respect to any prepayment of a Loan serviced by any servicer and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

“Principal Only Certificates” means the Classes of Certificates that, by their terms, are not entitled to distributions in respect to interest.

“Purchase Price” means, with respect to each Loan required to be purchased by the transferor, an amount generally equal to the sum of (a) 100% of the unpaid principal balance of that Loan on the date of purchase, (b) accrued and unpaid interest on that Loan at the applicable Mortgage Interest Rate from the date through which interest was last paid by the related borrower, or the date on which the applicable servicer or the master servicer, as the case may be, made an advance in respect of such interest (which was not reimbursed), to the due date in the month in which the purchase price is to be distributed to certificateholders and (c) in the event that such Loan is repurchased by the transferor due to a breach of the transferor’s representations and warranties in the Pooling and Servicing Agreement relating to applicable predatory and abusive lending laws, any costs and damages incurred by the trust in connection with a violation of a predatory or abusive lending law with respect to such Loan, less (d) any amounts received in respect of such Loan which are being held for future distribution.

“Rating Agency” means the nationally recognized statistical rating organization requested to rate the offered certificates.

“Realized Loss” means:

(1)

as to any Liquidated Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such Loan and the related Mortgaged Property; and

(2)

as to any Loan, a Deficient Valuation.

“Record Date” means, with respect to any Distribution Date and the offered certificates (other than the LIBOR Certificates), the last business day of the month immediately preceding the month in which the related Distribution Date occurs, and with respect to the LIBOR Certificates, the business day immediately preceding the related Distribution Date.

“Recovery” means, with respect to any Distribution Date and any Loan, an amount, net of any reimbursable expenses, received in respect of principal on that Loan during the related Prepayment Period that has previously been allocated as a Realized Loss to a class of certificates.

“Regular Certificates” means the certificates, other than the Residual Certificates.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute (including the comparable provisions under the California Military and Veterans Code), in each case, as amended.

“Relief Act Reduction” means any reduction in the interest rate on a Loan due to the application of the Relief Act.  See “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

“REO Property” is a property acquired on behalf of the certificateholders in respect of a defaulted Loan through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

“Required Coupon” means, for a Loan Group, the percentage described in the related prospectus supplement.

“Residual Certificates” means the Class A-LR and Class A-UR certificates.

“Scheduled Principal Balance” means, as to any Loan and any Distribution Date, the unpaid principal balance of such Loan as of the due date in the month preceding the month in which that Distribution Date occurs, as specified in the amortization schedule at the time relating to that Loan (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to (i) any previous partial principal prepayments, liquidation proceeds and insurance proceeds allocable to principal received during the Prepayment Period for the prior Distribution Date and (ii) the payment of principal due on that due date and irrespective of any delinquency in payment by the related borrower.

“Senior Final Distribution Date” means, as to any Certificate Group, the Distribution Date on which the respective Certificate Principal Balances of the Senior Certificates (other than the Class PO Certificates and Interest Only Certificates) have each been reduced to zero.

“Senior Optimal Principal Amount” means, with respect to each Loan Group, and any Distribution Date, the sum of:

(1)

the Senior Percentage related to such Loan Group, of the sum for each Loan in that Loan Group of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each Loan in that Loan Group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)

the Senior Percentage related to such Group of the sum for each Loan in that Loan Group of the applicable Non-PO Percentage of the principal portion of the Purchase Price of each Loan in that Loan Group that was repurchased by the transferor or another person with respect to that Distribution Date;

(3)

the Senior Percentage related to such Group of the sum for each Loan in that Loan Group of the applicable Non-PO Percentage of any Substitution Adjustment Amounts in respect of a Loan in that Loan Group received with respect to that Distribution Date;

(4)

the Senior Percentage related to such Group of the sum for each Loan in that Loan Group of the applicable Non-PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Loan in that Loan Group that is not a Liquidated Loan;

(5)

with respect to each Loan in that Loan Group  that became a Liquidated Loan during the prior calendar month, the lesser of:

(a)

the Senior Percentage related to such Loan Group of the applicable Non-PO Percentage of the Scheduled Principal Balance of that Loan; and

(b)

either (A) the Senior Prepayment Percentage related to such Group or (B) if an Excess Loss was sustained with respect to any Liquidated Loan during the preceding calendar month, the Senior Percentage related to such Loan Group, of the applicable Non-PO Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month for such Distribution Date;

(6)

the Senior Prepayment Percentage related to such Group of the sum for each Loan in that Loan Group of the applicable Non-PO Percentage of:

(a)

principal prepayments in full in respect of a Loan in that Loan Group received during the related Prepayment Period; and

(b)

partial principal prepayments in respect of a Loan in that Loan Group applied during the related Prepayment Period; and

(7)

with respect to any Distribution Date prior to the Cross-Over Date only, the Senior Prepayment Percentage related to such Loan Group of the Non-PO Recoveries for that Loan Group, as applicable, received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan in that Loan Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Senior Optimal Principal Amount for that Loan Group will be reduced on the related Distribution Date by the Senior Percentage related to such Loan Group of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction with respect to such Loan.

“Senior Percentage” means, with respect to any Loan Group and any Distribution Date, the lesser of 100% and the percentage obtained by dividing the aggregate Certificate Principal Balances of all the Senior Certificates (other than the Class PO Certificates and Interest Only Certificates) of such Certificate Group immediately preceding that Distribution Date by the Non-PO Percentage multiplied by the Scheduled Principal Balance of the Loans in such Loan Group, for that Distribution Date.

“Senior Prepayment Percentage” means, with respect to any Certificate Group and any Distribution Date, the percentage (not exceeding 100%) set forth in the following table:

Distribution Date	Senior Prepayment Percentage
1 through 60	100%
61 through 72	Senior Percentage of such Certificate Group plus 70% of the related Subordinate Percentage
73 through 84	Senior Percentage of such Certificate Group plus 60% of the related Subordinate Percentage
85 through 96	Senior Percentage of such Certificate Group plus 40% of the related Subordinate Percentage
97 108	Senior Percentage of such Certificate Group plus 20% of the related Subordinate Percentage
After 109	Senior Percentage of such Certificate Group

provided, however, that on any of the foregoing Distribution Dates if the Senior Percentage for any Certificate Group exceeds the initial Senior Percentage for that Certificate Group, the Senior Prepayment Percentage for each Certificate Group will once again equal 100%.  The reductions in the Senior Prepayment Percentages for each Certificate Group described above will not occur, unless, as of the last day of the month preceding the Distribution Date:

(1)

the aggregate Scheduled Principal Balance of Loans delinquent 60 days or more (including for this purpose any of such Loans in bankruptcy or foreclosure and such Loans with respect to which the related Mortgaged Property has been acquired by the trust) does not exceed 50% of the aggregate Certificate Principal Balances of the Subordinate Certificates as of that date; and

(2)

cumulative Realized Losses with respect to the Loans do not exceed:

(a)

30% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including 61st through the 72nd Distribution Date;

(b)

35% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including 73rd through 84th Distribution Date;

(c)

40% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including 85th through 96th Distribution Date;

(d)

45% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including 97th and 108th Distribution Date; and

(e)

50% of the related Original Subordinate Principal Balance if such Distribution Date occurs after 109th Distribution Date.

“Servicer Remittance Date” means the day of each month that a servicer is required to remit funds to the master servicer pursuant to the related Servicing Agreement.  For each servicer the Servicer Remittance Date is generally the 18th day of each month (or, if such day is not a business day, the immediately preceding or immediately following business day, as the case may be).

“Servicing Agreements” means those certain servicing agreements relating to the servicing of the Loans by the Servicers.

“Servicing Fee” for any Distribution Date is an amount equal to one twelfth of the Servicing Fee Rate for the Loan on the Scheduled Principal Balance of the Loan.

“Servicing Fee Rate” means for each servicer the rate described in the applicable Servicing Agreement.

“Similar Law” means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“Special Hazard Loss” means a Realized Loss, as reported by the applicable servicer to the master servicer, attributable to damage or a direct physical loss suffered by a Mortgaged Property, including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property, other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the Mortgaged Property under the Servicing Agreements or the Pooling and Servicing Agreement or any loss due to normal wear and tear or certain other causes.

“Special Hazard Loss Coverage Amount” means, with respect to any Group, the amount required by the Rating Agencies.  As of any Distribution Date on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

“Subordinate Certificate Writedown Amount” means, as of any Distribution Date, with respect to the Subordinate Certificates, the amount by which:

(1)

the sum of the Certificate Principal Balances of the Senior Certificates (other than the Interest Only Certificates and Class PO Certificates) and the Subordinate Certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of those certificates on that Distribution Date, exceeds

(2)

the aggregate Principal Balance of the Loans as of the following Distribution Date, less any Deficient Valuations related to each such Group occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero and less the PO Percentage of any Discount Loan;

“Subordinate Certificates” means those certificates subordinate in priority of payment.

“Subordinate Optimal Principal Amount” means, with respect to each Loan Group, and any Distribution Date, the sum of:

(1)

the Subordinate Percentage related to such Loan Group, as applicable, of the sum for each Loan in that Loan Group  of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each Loan in that Loan Group  on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)

the Subordinate Percentage related to such Group of the sum for each Loan in that Loan Group of the applicable Non-PO Percentage of the principal portion of the Purchase Price of each Loan in that Loan Group that was repurchased by the transferor or another person with respect to that Distribution Date;

(3)

the Subordinate Percentage related to such Group of the sum for each Loan in that Loan Group of the applicable Non-PO Percentage of any Substitution Adjustment Amounts in respect of a Loan in that Loan Group received with respect to that Distribution Date;

(4)

the Subordinate Percentage related to such Group of the sum for each Loan in that Loan Group of the applicable Non-PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Loan in that Loan Group that is not a Liquidated Loan;

(5)

with respect to each Loan in that Loan Group that became a Liquidated Loan during the prior calendar month, the portion of the applicable Non-PO Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month that was not included in clause (5) of the definition of “Senior Optimal Principal Amount” for such Distribution Date; and

(6)

the Subordinate Prepayment Percentage related to such Group of the sum for each Loan in that Loan Group of the applicable Non-PO Percentage of:

(a)

principal prepayments in full in respect of a Loan in that Loan Group received during the related Prepayment Period; and

(b)

partial principal prepayments in respect of a Loan in that Loan Group applied during the related Prepayment Period; and

(7)

with respect to any Distribution Date prior to the Cross-Over Date only, the Subordinate Prepayment Percentage related to such Loan Group of the Non-PO Recoveries for that Loan Group, as applicable, received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan in that Loan Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Subordinate Optimal Principal Amount for that Loan Group will be reduced on the related Distribution Date by the Subordinate Percentage related to such Loan Group of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction with respect to such Loan.

“Subordinate Percentage” means, with respect to any Certificate Group and any Distribution Date, 100% minus the Senior Percentage for that Certificate Group.

“Subordinate Prepayment Percentage” means, with respect to any Certificate Group and any Distribution Date, 100% minus the related Senior Prepayment Percentage, except that, on any Distribution Date after the Senior Final Distribution Date, the Subordinate Prepayment Percentage for each Certificate Group will equal 100%.

“Subordinate Principal Distribution Amount” means, with respect to the Subordinate Certificates, the aggregate amount payable as principal on the Subordinate Certificates from Available Funds for each Loan  Group in accordance with the priorities set forth in this free writing prospectus under “Description of the Offered Certificates—Allocation of Available Funds,” after application of Available Funds for each such Loan Group to make payments on the Senior Certificates related to each such Loan Group as described in this free writing prospectus under “Description of the Offered Certificates—Allocation of Available Funds” (including amounts required to be paid as described under “Description of the Offered Certificates—Subordination—Cross Collateralization” in this free writing prospectus) and giving effect to distributions of Accrued Certificate Interest to the Subordinate Certificates in accordance with the priorities set forth in this free writing prospectus under “Description of the Offered Certificates—Allocation of Available Funds.”

“Substitution Adjustment Amount” means, in connection with a substitution of a defective Loan for a substitute loan, an amount equal to the excess of the principal balance of the defective Loan over the aggregate of the principal balance of the substitute loans.

“Undercollateralized Group” means, with respect to any Certificate Group, each particular Certificate Group on any Distribution Date for which the Certificate Principal Balances of the Senior Certificates (other than the related Class PO Certificates) of such Group (after giving effect to distributions to be made on such Distribution Date) is greater than the aggregate Principal Balance of the loans contributing to the related Loan Group  as of the following Distribution Date.